Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279667

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 6, 2025)

ZHONGCHAO INC.

300,000 Class A Ordinary Shares
4,245,455 Pre-Funded Warrants to Purchase Class A Ordinary Shares
4,245,455 Class A Ordinary Shares Issuable upon Exercise of 4,245,455 Pre-Funded Warrants

This prospectus supplement and the accompanying prospectus relates to an offering of 300,000 Class A Ordinary Shares of par value US$0.744 each (the “Class A Ordinary Shares”), of Zhongchao Inc. (“Zhongchao Cayman,” the “Company,” “we” or “us”), and in lieu of offering Class A Ordinary Shares, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 4,245,455 Class A Ordinary Shares (the “Warrant Shares”). We are also registering 4,245,455 Class A Ordinary Shares underlying the Pre-Funded Warrants pursuant to this prospectus supplement and the accompanying prospectus. The offering price for the Class A Ordinary Shares is $1.10 per Class A Ordinary Share, and the purchase price of each Pre-Funded Warrant is $1.10(less the exercise price of US$0.001 per share). We are paying the placement agent fees in connection with this offering, as described below.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZCMD.” The last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on July 23, 2026 was $1.73 per Class A Ordinary Share. There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be limited. We are also registering the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants and anticipate that such Class A Ordinary Shares will trade on the Nasdaq Capital Market.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 1,000 votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share can be convertible into Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances.

Additionally, we are a “controlled company” as defined under the Corporate Governance Rules of Nasdaq. As of the date of this prospectus, Mr. Weiguang Yang, the founder, Chief Executive Officer and Chairman of the Board of Directors of the Company, beneficially owns 2,500,740 Class A Ordinary Shares and 206,721 Class B Ordinary Shares, respectively, representing approximately 99.45% of the aggregate voting power of the Company’s ordinary shares issued and outstanding. For so long as we remain a controlled company under this definition, we are permitted to elect to rely on certain exemptions from corporate governance rules, including the exemption from the rule that a majority of our board of directors must be independent directors.

Zhongchao Cayman is an offshore holding company incorporated as an exempted company with limited liability in the Cayman Islands. Zhongchao Cayman is not a Chinese operating company, but a Cayman Islands holding company with no material operations of its own. Zhongchao Cayman, through the contractual arrangements (the “Contractual Arrangements”), between Beijing Zhongchao Zhongxing Technology Limited (“Zhongchao WFOE”), a wholly owned subsidiary of Zhongchao Cayman incorporated in the People’s Republic of China (the “PRC” or “China”), and a variable interest entity (the “VIE”), Zhongchao Medical Technology (Shanghai) Co., Ltd. (“Zhongchao Shanghai”) and its subsidiaries (collectively with Zhongchao Shanghai, the “the PRC operating entities”), consolidate the financial results of the PRC operating entities. We chose such VIE structure due to the restrictions imposed by PRC laws and regulations on foreign ownership of companies engaged in value-added telecommunication services and certain other businesses, and the PRC operating entities operate their businesses in which foreign investment is restricted or prohibited in the PRC.

You are not investing in the PRC operating entities. The securities offered hereunder this are securities of Zhongchao Cayman, the Cayman Islands holding company, rather than any securities of the PRC operating entities, therefore, our investors may never hold equity interests in the PRC operating entities. Neither we nor our subsidiaries own any share or equity interest in the PRC operating entities. Instead, we consolidate financial results of the PRC operating entities through the Contractual Arrangements by and among Zhongchao WFOE, the VIE and the shareholders of the VIE. As a result of Zhongchao Cayman’s direct ownership in Zhongchao WFOE and the Contractual Arrangements, we treat the VIE and the VIE’s subsidiaries as the consolidated entities under U.S. GAAP, but we do not own share or equity interests in the VIE or its subsidiaries. We have consolidated the financial results of the VIE and the VIE’s subsidiaries in our consolidated financial statements for accounting purposes in accordance with U.S. GAAP.

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. As we chose such VIE structure, we are subject to certain unique risks and uncertainties that may not otherwise exist if we had direct equity ownership in the PRC operating entities. Further, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitations on foreign ownership and regulatory review of overseas listings of PRC companies through a special purpose vehicle, and the validity and enforcement of the Contractual Arrangements. We are also subject to the risks of uncertainty of any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the operations of the PRC operating entities and/or cause the value of our securities to decrease significantly or become worthless. As of the date of this prospectus supplement, the agreements under the Contractual Arrangements have not been tested in any courts of law.

Investing in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

We face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments. The Chinese government may intervene or influence the operation of the PRC operating entities and exercise significant oversight and discretion over the conduct of PRC operating entities’ business and may intervene with or influence the operations of the PRC operating entities at any time, which could result in a material change in the operations of the PRC operating entities and/or the value of our securities. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such as us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. Under the Trial Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures states that any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, in the opinion of our PRC legal counsel, Han Kun Law Offices, we are required to go through filing procedures with the CSRC within three business days after the completion of the offerings in connection with this registration statement and for our future offerings and listing of our securities in an overseas market under the Trial Measures. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. If we fail to complete such filing requirement, Chinese regulatory authorities may impose fines and penalties upon the PRC operating entities’ operations in China, limit the PRC operating entities’ operating privileges in China, delay or restrict the repatriation of the proceeds from the offerings in connection with this registration statement into China, or take other actions that could have a material adverse effect upon the PRC operating entities’ business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. The officials from the CSRC have also confirmed that for the PRC domestic companies that seek to list overseas with VIE structure, the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with VIE structure which meet the compliance requirements. As the Trial Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. If we are required by the Trial Measures for any future offering or any other financing activities to file with the CSRC, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to the business operations of the PRC operating entities, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

As of the date of this prospectus supplement, in the opinion of our PRC legal counsel, Han Kun Law Offices, although we are required to complete the filing procedure in connection with our offerings under the Trial Measures, no relevant PRC laws or regulations in effect require that we or the PRC operating entities obtain permission from any PRC authorities to issue securities to foreign investors in connection with a potential offering made pursuant to this prospectus, and neither we nor the PRC operating entities have received any inquiry, notice, warning, sanction, or any regulatory objection to the offerings in connection with this registration statement from the CSRC, the CAC (as defined below), or any other PRC authorities that have jurisdiction over our operations.

In the opinion of our PRC counsel, Han Kun Law Offices, neither we nor the PRC operating entities are required to voluntarily report for a cybersecurity review with the Cyberspace Administration of China (the “CAC”) under the Cybersecurity Review Measures which became effective on February 15, 2022, since neither we nor any of the PRC operating entities have not been identified by the regulatory authorities as a critical information infrastructure operator, and neither we nor any of the PRC operating entities currently have over one million users’ personal information nor do we anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us, our subsidiaries or the PRC operating entities to the Cybersecurity Review Measures. However, given that the Cybersecurity Review Measures do not provide explanation or interpretation for ‘affect or may affect national security’, the PRC regulatory authorities retain broad discretion in interpreting this provision. Should the authorities determine, at their discretion, that our data processing activities affect or may affect national security, we may be subject to a cybersecurity review. Notwithstanding this, as of the date of this prospectus supplement, we have not been involved in any cybersecurity review or investigation by the CAC or other authorities with respect to the Cybersecurity Review Measures. Furthermore, the data processed by us or the PRC operating entities has not been included in the effective core data and important data catalogs by any authority, and we have taken reasonable and adequate technical and management measures to ensure data security. In light of these circumstances, in the opinion of our PRC counsel, Han Kun Law Offices, the likelihood of us being subject to a cybersecurity review is remote.

On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration became effective on January 1, 2025. Network data processing activities refer to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. Network data processing activities refer to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data.

We and the PRC operating entities currently do not hold more than one million users/users’ individual information. However, we or the PRC operating entities may be deemed as a data processor under the Regulations on Network Data Security Administration. As of the date of this prospectus supplement, we or the PRC operating entities have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review. See “Prospectus Summary –Permission Required from the PRC Authorities to Issue Our Securities to Foreign Investors.”

As of the date hereof, in the opinion our PRC legal counsel, Han Kun Law Offices, we are in compliance with the applicable PRC laws and regulations governing the data privacy and personal information in all material respects, including the data privacy and personal information requirements of the CAC, and we have not received any complaints from any third party, or been investigated or punished by any PRC competent authority in relation to data privacy and personal information protection. However, as there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, we may not be able to pass such review in relation to the offerings in connection with this registration statement. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed and does not have to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination such that we would become subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Our auditor Prager Metis CPAs, LLC (“Prager Metis”), whose office is located in New Jersey, the U.S., registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Prager Metis was not identified in the Determination Report as a firm subject to the PCAOB’s determination.

We intend to keep any future earnings to re-invest in and finance the expansion of the business of the PRC operating entities, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts due in the ordinary course of business. Cash proceeds raised from overseas financing activities, including the cash proceeds from this offering, may be transferred by Zhongchao Cayman to Group Limited, a Hong Kong company (“Zhongchao HK”), and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to the VIE from Zhongchao WFOE pursuant to certain contractual agreements between Zhongchao WFOE and the VIE as permitted by the applicable PRC regulations. The process for sending such proceeds back to mainland China may be time-consuming after the closing of this offering. We may be unable to use these proceeds to grow the business of the PRC operating entities until the PRC operating entities receive such proceeds in mainland China. Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or capital contribution, are subject to PRC regulations.

As a holding company, for Zhongchao Cayman’s cash and financing requirements, Zhongchao Cayman may rely on transfer of funds, dividends and other distributions on equity paid by Zhongchao HK, which relies on transfer of funds, dividends and other distributions by Zhongchao WFOE, which relies on payment by the PRC operating entities pursuant to the Contractual Arrangement. If any of these entities incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends, make distribution or transfer funds to Zhongchao Cayman.

Zhongchao Cayman and Zhongchao WFOE are not able to make direct capital contributions to the VIE. However, they may transfer cash to the VIE in the form of loans or advances or by making payments to the VIE for inter-group transactions. For the year ended December 31, 2025, 2024 and 2023, Zhongchao Cayman made cash transfers of $3.4 million, $4.4 million and $0.1 million, respectively, to Zhongchao USA LLC (“Zhongchao USA”) as loans. See “Consolidated Financial Statements” included in our Annual Report. Except as otherwise disclosed above, for the years ended December 31, 2025, 2024 and 2023, no other cash transfer or transfer of other assets have occurred between Zhongchao Cayman, its subsidiaries, the consolidated VIE and the subsidiaries of the VIE. For the years ended December 31, 2025, 2024 and 2023, none of our subsidiaries, the consolidated VIE, or the subsidiaries of the VIE have made any dividends or distributions to Zhongchao Cayman. For the years ended December 31, 2025, 2024 and 2023, no dividends or distributions have been made to any U.S. investors.

We plan to distribute earnings or settle amounts owed under the Contractual Arrangements with the VIE when required in the future. As of the date of this prospectus supplement, none of Zhongchao HK, Zhongchao WFOE and the PRC operating entities have made any dividends to Zhongchao Cayman. As of the date of this prospectus supplement, we have not made any dividends or distributions to any U.S. investors. As of the date of this prospectus supplement, Zhongchao Cayman and its subsidiaries, as well as the PRC operating entities have not adopted or maintained any cash management policies and procedures, and each entity needs to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of the mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if any of our subsidiaries in the PRC and the PRC operating entities incurs debt on its own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from the PRC operating entities’ operations through the current Contractual Arrangements, we may be unable to pay dividends on our Class A Ordinary Shares.

The transfer of funds among the PRC operating entities are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Amendment Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. In the opinion of our PRC counsel, Han Kun Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one PRC operating entity to fund another affiliated PRC operating entity’s operations. We or the PRC operating entities have not been notified of any other restriction which could limit the PRC operating entities’ ability to transfer cash among each other. In the future, cash proceeds from overseas financing activities, including this offering, may be transferred by Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to Zhongchao Shanghai from Zhongchao WFOE pursuant to the Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai as permitted by the applicable PRC regulations.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. In order for us to pay dividends to our shareholders, we will rely on payments made from Zhongchao Shanghai to Zhongchao WFOE, pursuant to the Contractual Arrangements between them, and the distribution of such payments to Zhongchao HK as dividends from Zhongchao WFOE. Certain payments from Zhongchao Shanghai to Zhongchao WFOE are subject to PRC taxes, including business taxes and value added tax.

Further, any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or a capital contribution, are subject to PRC regulations. Capital contributions to our PRC subsidiaries are subject to the report to the Ministry of Commerce of the People’s Republic of China, or the MOFCOM, in its local branches and registration with a local bank authorized by the China’s State Administration of Foreign Exchange, or the SAFE. Any foreign loan procured by our PRC subsidiaries is required to be registered or filed with the SAFE or its local branches or satisfy relevant requirements as provided by the SAFE. Any medium- or long-term loan to be provided by us to the VIEs must be registered with the National Development and Reform Commission, or the NDRC, and the SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds of our financing activities and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Zhongchao Cayman is a Cayman Islands exempted company and consolidates the financial results of the PRC operating entities through the Contractual Arrangement. The substantially all of the operations and assets of the PRC operating entities are located in China. In addition, our management consists of five executive officers who are all located in China and three independent directors, among which two (Mr. John C. General and Mr. Kevin Dean Vassily) are located in the United States and one (Ms. Dan Li) is located in China. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce the U.S. courts judgments including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, none of whom (except two independent director) are residents in the United States, and whose significant assets are located outside the United States.

Neither the Company nor any of the PRC operating entities has any operations in Hong Kong/Macau, nor do they have any subsidiaries in Macau, except that Zhongchao Cayman has a wholly owned subsidiary, Zhongchao HK, incorporated in Hong Kong as a holding company without any operations in Hong Kong. As such, we do not believe regulatory actions related to data security or anti-monopoly concerns in Hong Kong/Macau have a material impact on the ability of the Company, its subsidiaries or the PRC operating entities to conduct business, accept foreign investment or continue to be listed on a U.S./foreign exchange.

Investing in these securities involves risks. See the “Risk Factors” on page S-19 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

We engaged Univest as our exclusive placement agent to use its reasonable best efforts to place the securities offered by this prospectus supplement. The Placement Agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$1.10	$1.10	$5,000,000
Placement agent commissions (1)	$0.077	$0.077	$350,000
Proceeds, before expenses, to us	$1.023	$1.023	$4,650,000

(1)	We have agreed to pay the placement agent a commission equal to 7.0% of the aggregate gross proceeds of the offering. We have also agreed to reimburse the placement agent 1.0% of the aggregate gross proceeds of the offering. In addition, we will reimburse the placement agent for all reasonable travel and other out-of-pocket expenses in an amount which shall not exceed $80,000. For a description of compensation payable to the placement agent, see “Plan of Distribution”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference. Any representation to the contrary is a criminal offense.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus supplement is July 23, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

On May 23, 2024, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333- 279667), which was amended on June 6, 2025, utilizing a shelf registration process relating to the securities described in this prospectus supplement, and the registration statement was declared effective by the SEC on June 24, 2025. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to $300,000,000 of our Class A ordinary shares, preferred shares, debt securities, warrants, units and rights, either individually or as units composed of one or more of the other securities, as described in the accompanying prospectus. We are selling Class A ordinary shares and Pre-Funded Warrants in this offering. Other than Class A ordinary shares and Pre-Funded Warrants being sold pursuant to this offering, we have not sold any securities under this shelf registration statement.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated June 6, 2025 included in the registration statement on Form F-3 (No. 333-279667), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific details regarding the offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of relevant securities. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

COMMONLY USED DEFINED TERMS

●	All references to “RMB,” “yuan” and “Renminbi” are to the legal currency of China, all references to “HKD” is to the legal currency of Hong Kong, and all references to “USD,” and “U.S. dollars” are to the legal currency of the United States.

●	“China” and “PRC” refer to the People’s Republic of China, excluding, for the purposes of this prospectus only, Macau, Taiwan and Hong Kong;

●	“Class A Ordinary Shares” refers to our Class A ordinary shares, $0.744 par value per share;

●	“Class B Ordinary Shares” refers to our Class B ordinary shares, $0.744 par value per share;

●	“Controlling Shareholder” refers to Mr. Weiguang Yang, the CEO of the Company;

●	Unless specifically described otherwise, as used in this prospectus supplement and in the context of describing our consolidated financial information the terms “we,” “us,” “our company,” “our”, “Zhongchao” and “Zhongchao Cayman” refer to Zhongchao Inc., a Cayman Islands company, and its subsidiaries, consolidated affiliated companies and the PRC operating entities, as the context required;

●	“mobile MAUs” are the number of unique IP address that various mobile devices having access to the PRC operating entities’ MDMOOC mobile app or Sunshine Health Forums from mobile end at least once during a month. The numbers of the PRC operating entities’ mobile MAUs are calculated using internal company data that has not been independently verified, and the PRC operating entities treat each distinguishable device IP address as a separate user for purposes of calculating mobile MAUs, although inaccuracy may result from the possibility that one mobile device may have more than one IP addresses;

●	“monthly UVs” of MDMOOC website, MDMOOC.org, or the website of PRC operating entities’ Sunshine Health Forums, ygjkclass.com, are to the number of unique IP address that various internet browsers apply to access our websites, from either PC end or mobile end, at least once during a month. The numbers of PRC operating entities’ monthly UVs of PRC operating entities’ websites are calculated using internal company data that has not been independently verified, and the PRC operating entities treat each distinguishable IP address as a separate user for purposes of calculating monthly UVs, although inaccuracy may result from the possibility that some individuals may have more than one IP address and/or share the same IP address with other individuals to access PRC operating entities’ platform.

●	“NFP(s)” refers to not-for-profit organizations.

●	“Ordinary Shares” refers to our Class A Ordinary Shares and Class B Ordinary Shares;

●	“SAIC” refers to State Administration for Industry and Commerce in China and currently known as State Administration for Market Regulation;

●	“Shanghai Huijing” refers to Shanghai Huijing Information Technology Co., Ltd., a PRC company.

●	“Shanghai Jingyi” or “Shanghai Zhongxin” refers to Shanghai Zhongxin Medical Technology Co., Ltd., a PRC company, which was formerly known as Shanghai Jingyi, or Shanghai Jingyi Medical Technology Co., Ltd., a PRC company and changed to its current name as Shanghai Zhongxin on November 19, 2020.

●	“Shanghai Zhongxun” refers to Shanghai Zhongxun Medical Technology Co., Ltd., a PRC company.

●	“Xinjiang Pharmaceutical” refers to Chongqing Xinjiang Pharmaceutical Co., Ltd., a PRC company;

●	“Zhongchao BVI” refers to Zhongchao Group Inc., a British Virgin Island company.

●	“Zhongchao HK” refers to Zhongchao Group Limited, a Hong Kong company.

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●	“Zhongchao Shanghai” refers to Zhongchao Medical Technology (Shanghai) Co., Ltd., a PRC company.

●	“Zhongchao WFOE” refers to Beijing Zhongchao Zhongxing Technology Limited, a PRC company.

●	“Beijing Boya” refers to Beijing Zhongchao Boya Medical Technology Co., Ltd., a PRC company.

●	“Beijing Zhongxuanboya” refers to Beijjing Zhongxuanboya Medical Technology Co., Ltd., a PRC company, formerly named as Beijing Yisuizhen Technology Co., Ltd., or “Beijing Yisuizhen.”

●	“Shanghai Zhongxuanboya” refers to Shanghai Zhongxuanboya Medical Technology Co., Ltd., a PRC company.

●	“West Angel” refers to West Angel (Beijing) Health Technology Co., Ltd., a PRC company.

●	“Zhongchao USA” refers to Zhongchao USA LLC, a company formed in the United States of America.

●	“Zhongchao Japan” refers to Zhongchao Japan, a Japanese company.

In this prospectus supplement, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets. Discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	the direct and indirect impact of the novel coronavirus, or COVID-19, on our business and operations;

●	our ability to continue normal operations and interactions with our users during the COVID-19 pandemic;

●	our dependence upon external sources for the financing of our operations;

●	our ability to obtain and maintain our strategic collaborations and to realize the intended benefits of such collaborations;

●	our ability to effectively execute our business plan;

●	our ability to continue to innovate and develop new products;

●	our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our products;

●	our ability to manage the growth of our operations over time;

●	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;

●	our ability to gain and maintain regulatory approvals;

●	our ability to maintain relationships with existing customers and develop relationships with new customers; and

●	our ability to compete and succeed in a highly competitive and evolving industry.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus supplement and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 3D. Risk Factors” and elsewhere in our most recent Annual Report on Form 20-F for the year ended December 31, 2025.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated by reference that include forward-looking statements.

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prospectus supplement summary

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Overview

We are not a Chinese operating company, but an offshore holding company incorporated in the Cayman Islands as an exempted company with limited liability. As a holding company with no material operations of our own, we consolidate the financial results of the PRC operating entities through a series of the Contractual Arrangements. Neither we nor our subsidiaries own any equity interests in the PRC operating entities.

We conduct our operations primarily through our PRC operating entities in China, which are described in further detail below. We generate revenues by providing customized online medical courses, customized on-site medical training services, consulting and academic support services and patient management services for patient-aid projects to pharmaceutical and healthcare enterprises and not-for-profit organizations, including medical associations, medical institutions, medical journals, medical foundations and hospitals. We also generate revenues from sales of pharmaceutical products in the PRC.

Our Class A Ordinary Shares currently trading on Nasdaq are the shares of the offshore holding company, Zhongchao Cayman. You are not investing in the PRC operating entities. Instead, we consolidate financial results of Zhongchao Shanghai as primary beneficiary through the Contractual Arrangements.

Zhongchao Shanghai is a platform-based internet technology company and together with its subsidiaries, are offering services to patients with oncology and other major diseases in China. The PRC operating entities address the patient’s needs along their journey of symptoms occurrence, medical consultations, medication prescriptions, medication management, and treatment consultations. The PRC operating entities provide their pharmaceutical enterprises and not-for-profit organization customers services including online healthcare information, professional training and educational services to healthcare professionals, patient management services in the professional field of tumor and rare diseases, internet healthcare services and pharmaceutical services. The PRC operating entities also provide healthcare educational content to the public via their “Sunshine Health Forums,” which is a platform in China for general healthcare knowledge and information to the public. The PRC operating entities also engaged in sales of patent drugs in China.

The PRC operating entities provide healthcare information, education, and training services to healthcare professionals under their “MDMOOC” brand. The PRC operating entities provide focused patient management services, via their “Zhongxun” IT system and WeChat mini program and Zhongxin Health WeChat mini program, to their pharmaceutical enterprises and not-for-profit organization customers.

The PRC operating entities established Xinjiang Pharmaceutical, a PRC company, aiming at realizing medications accessibility and affordability for patients. Xinjiang Pharmaceutical plans to cooperate with Zhixun Internet Hospital and other internet hospitals to build a 2B2C (to business and to customer) pharmaceutical procurement platform and streamline the delivery of medications from pharmaceutical factories to retail ends. For the year ended December 31, 2025, considering the current operating conditions of Xinjiang Pharmaceutical and changes in the market environment and following prudent assessment by the management, the Company has decided to cease Xinjiang Pharmaceutical’s operations and completed the deregistration of Xinjiang Pharmaceutical in accordance with applicable laws on June 30, 2025. The disposition of the patented pharmaceuticals sales business signifies a strategic shift from providing customized medical courses, customized medical training services, and patented pharmaceuticals sales to offering customized medical courses and customized medical training services in the future. Based on the disclosed financial data, the revenue and assets of Xinjiang Pharmaceutical are not material to the Company’s total revenue and assets, so it was not classified as a discontinued operation.

MDMOOC-Healthcare Information, Education, and Training for Professionals

The MDMOOC Online Platform

The MDMOOC online platform which is owned and operated by Zhongchao Shanghai and can be accessed through various channels, including MOOC mobile app, MOOC Medical WeChat subscription account, and MDMOOC website, where users can access our rich media content and engaging Community of Practice Share (COPS) on the MDMOOC website.

The MDMOOC Onsite Activities

In addition to their online presence, the PRC operating entities also hold onsite activities to provide healthcare information and education services from time to time under their “MDMOOC” brand. The PRC operating entities’ onsite activities provide their healthcare professionals with medical knowledge and clinical skills and enhance their professional competitiveness. Also, many of their onsite activities were accompanied with live steaming, which are uploaded to the MDMOOC online platform.

The PRC operating entities believe the offering of a combination of online and onsite services provides the greatest convenience to their end-users. By expanding the choices of healthcare education, the PRC operating entities believe they enhance the overall learning experience of their end-users.

Plug-in to Certain Programs- Assistance in Patient-Aid Projects

The PRC operating entities have been engaged by certain customers on a project basis to create individual columns on the MDMOOC online platform to provide training and educational contents on certain drug treatment for healthcare professionals and patients. Most of these drug treatments focus on cancer or rare diseases. The PRC operating entities develop these online columns to help qualified patients access free drug treatments provided by not-for-profit organizations until the earlier of the expiration of contract period or the free drugs treatment programs are complete. For each column, the PRC operating entities integrate features to manage the drug treatment process, including reviewing patients’ applications, tracking medication usage, and collecting relevant information. Our not-for-profit organization customers provide those drugs sponsored by pharmaceutical companies without charge to qualified patients and the PRC operating entities charge those customers on the services in connection with the online columns and related training and management. The PRC operating entities believe that, by helping to manage patients’ medication habits and training patients on how to use medications, the online columns not only facilitate the clinical application of those drugs but also benefit patients.

Sunshine Health Forums-Healthcare Information and Education for the Public

The PRC operating entities aim not only to provide continuing education and training for healthcare professionals but also to promote healthy lifestyles and provide healthcare knowledge to the general public. In order to achieve that, the PRC operating entities have developed and operated the Sunshine Health Forums, an online education-for-all platform that shares articles and content on healthcare and wellness, medical behavior interventions, and emerging health technologies and applications. The PRC operating entities have also developed the Sunshine Health Forum WeChat subscription account, and the official website, Sunshine Health Forum.org, both of which serve as gateways to leading media platforms with which the PRC entities maintain strategic partnerships. These strategic relationships enhance the efficiency and effectiveness of the information delivery to users. The PRC operating entities have organized one school for each disease to make it easier for the general public to obtain information they would like to know. The PRC operating entities have established presence on several prominent we-media platforms, including but not limited, Toutiao.com, WeChat official accounts platform, Yidianzixun.com, Douyin.com, CN-Healthcare.com, iQiyi, Youku, and Huoshan.com.

Zhongxin Health Patient Management Services in Patient-aid Projects

The PRC operating entities utilize their self-developed patient management system, branded as “Zhongxin Health” to provide patient management services to pharmaceutical and non-for-profits customers supporting the management of patients with cancer, rare diseases or other major diseases.

Cancer patients, in particular, face various changes during treatments, including issues with dosing punctuality, incorrect dosage, missed doses, drug interactions, and adverse reaction management. If these challenges are not solved, the treatment process will be negatively affected, undermining patients’ confidence in treatment and potentially affecting the effectiveness of the treatment. To address these medication-related challenges in a timely manner and promote treatment continuity, the PRC operating entities developed and designed the Zhongxin Health mini program which offers a range functions. The program can automatically remind patients to take medications and follow precautions based on their specific types of cancer and medication schedule. It also provides general self-care information to help patients manage potential adverse reactions, offering timely advice tailored to specific side effects they experience during treatment. Additionally, the program could improve patients’ self-management ability through various illustrations and video courses. Utilizing the program, patients can customize and self-manage their medication regime based on cancer type and treatment schedule, which helps improve patients’ confidence in the treatment process.

Recent Development

March 2026 Share Consolidation

On March 2, 2026, the Company effectuated a 1-for-8 share consolidation (the “March 2026 Share Consolidation”), where every eight (8) Class A ordinary shares with a par value of $0.001 each were consolidated into one (1) Class A ordinary share with a par value of US$0.008 each, and every eight (8) Class B ordinary shares with a par value of $0.001 each were consolidated into one (1) Class b ordinary share with a par value of US$0.008 each.

Securities Offering

On June 1, 2026 and June 3, 2026, the Company completed a best efforts public offering (the “June 2026 Offering”), resulting in aggregate gross proceeds to the Company of approximately $5.6 million, before deducting placement agent fees and other offering expenses payable by the Company. In connection with the offering, the Company issued an aggregate of 103,703,700 Class A Ordinary Shares.

June 2026 Share Consolidations

On June 8, 2026 the Company effectuated a 1-for-31 share consolidation of the Company’s ordinary shares, with the objective of maintaining the Company’s listing on the Nasdaq Capital Market. As a result of the share consolidation, every 31 ordinary shares with a par value of US$0.008 each were consolidated into one ordinary share with a par value of US$0.248 each, with any fractional shares rounded up to the next whole number. Following this share consolidation, the Company had approximately 3,449,475 Class A ordinary shares and 20,161 Class B ordinary shares issued and outstanding, subject to rounding adjustments.

On June 29, 2026, the Company effectuated a 1-for-3 share consolidation of the Company’s ordinary shares (this consolidation, together with the one effected on June 8, 2026, the “June 2026 Share Consolidation”), with the objective of maintaining the Company’s listing on the Nasdaq Capital Market. As a result of the share consolidation, every three ordinary shares with a par value of US$0.248 each were consolidated into one ordinary share with a par value of US$0.744 each, with any fractional shares rounded up to the next whole number. Immediately following this share consolidation, the Company had approximately 1,149,825 Class A ordinary shares and 6,721 Class B ordinary shares issued and outstanding, subject to rounding adjustments.

Issuance of Shares to Mr. Yang

On July 21, 2026, the Company allotted and issued 2,500,000 Class A ordinary shares, and 200,000 Class B ordinary shares to More Healthy Holdings Limited, a company limited by shares incorporated under the laws of the British Virgin Islands and holding vehicle of Mr. Weiguang Yang, the founder, Chief Executive Officer and Chairman of the Board of Directors of the Company. Immediately following the issuance, Mr. Weiguang Yang beneficially owned 2,500,740 Class A Ordinary Shares and 206,721 Class B Ordinary Shares, representing approximately 99.45% of the aggregate voting power of the Company’s ordinary shares issued and outstanding.

Our Corporate History and Structure

Zhongchao Cayman is a holding company incorporated as an exempted company on April 16, 2019, under the laws of the Cayman Islands. Zhongchao Cayman has no substantive operations other than holding all of the issued and outstanding shares of Zhongchao Group Inc., or Zhongchao BVI, established under the laws of the British Virgin Islands on April 23, 2019.

Zhongchao BVI is also a holding company holding all of the outstanding equity of Zhongchao Group Limited, or Zhongchao HK, which was established in Hong Kong on May 14, 2019. Zhongchao HK is also a holding company holding all of the outstanding equity of Beijing Zhongchao Zhongxing Technology Limited, or Zhongchao WFOE, which was established on May 29, 2019 under the laws of the PRC.

We conduct our business through the VIE, Zhongchao Medical Technology (Shanghai) Corp., or Zhongchao Shanghai, a PRC company, and through 7 subsidiaries of Zhongchao Shanghai, including Shanghai Zhongxun, Shanghai Zhongxin, Beijing Boya, Shanghai Huijing, West Angel, Shanghai Zhongxuanboya and Beijing Zhongxuanboya, each a PRC company. They commenced their operations under the name Zhongchao Medical Consulting (Shanghai) Limited, or Shanghai Zhongchao Limited, a limited liability company established under the laws of the PRC, to provide medical online and offline training services.

Zhongchao Shanghai was incorporated on August 17, 2012 by Juru Guo and Baorong Xue, who held 60% and 40% equity interests in Zhongchao Shanghai respectively. On May 25, 2015, the two shareholders transferred all equity interests to Weiguang Yang who held 100% equity interests in Zhongchao Shanghai after the transfer. On January 15, 2016, the name was changed to Zhongchao Medical Technology (Shanghai) Co., Ltd. On February 5, 2016, the management completed its registration with the State Administration for Industry and Commerce, currently known as State Administration for Market Regulation, to convert Shanghai Zhongchao Limited into a company limited by shares, or Zhongchao Shanghai. Through direct ownership, Zhongchao Shanghai has established subsidiaries and branch offices in various cities in PRC, including Beijing, Shanghai, Hainan, Liaoning and Chongqing.

On April 16, 2019, Zhongchao Cayman was incorporated in the Cayman Islands as an exempted company with limited liability, shortly following which More Healthy Holding Limited, a BVI company 100% owned by Weiguang Yang (“More Healthy”), acquired 5,497,715 Class B Ordinary Shares of par value US$0.0001 per share as founder shares, representing, at that time, 80.94% of total voting power of the Company, on converted basis, given that each Class B Ordinary Share was entitled to 15 votes and each Class A Ordinary Share was entitled to 1 vote and assuming the exercise of the HF Warrant (as defined below).

As part of the Company’s organization for the purpose of the initial public offering and listing on Nasdaq, on August 1, 2019, the Company and HF Capital Management Delta, Inc., a company incorporated under the laws of the Cayman Islands (“HF Capital”) entered into a certain warrant agreement to purchase Class A Ordinary Shares of the Company (the “HF Warrant”). At the issuance of the HF Warrant, Yantai Hanfujingfei Investment Centre (LP), a limited partnership incorporated under the PRC laws (“Yantai HF”, whose managing partner, Hanfor Capital Management Co., Ltd., was the sole member of HF Capital, and together with “HF Capital” hereinafter collectively referred to as “HF”) was a 6.25% shareholder of Zhongchao Shanghai and planned to withdraw its capital contribution in Zhongchao Shanghai but to contribute the same amount of capital to Zhongchao Cayman directly via HF Capital.

In order to streamline the Company’s business structure, on December 13, 2024, Shanghai Xinyuan Human Resources Co., Ltd., previously a wholly owned subsidiary of Shanghai Zhongxin completed its deregistration, and on January 7, 2025, Zhixun Internet Hospital (Liaoning) Co., Ltd., previously a wholly owned subsidiary of Beijing Boya completed its deregistration in accordance with PRC laws, respectively.

On March 7, 2025, Beijing Yisuizhen and Shanghai Zhongxin entered into an equity interest transfer agreement, pursuant to which Beijing Yisuishen transferred all its equity interest in West Angel to Shanghai Zhongxin for a total consideration of approximately $850,884. As a result, Shanghai Zhongxin owned 60% of equity interest in West Angel. On December 10, 2025, as part of a business adjustment and to integrate operations, Shanghai Zhongxin transferred all of its equity interest in West Angel to Shanghai Zhongxun, as a result of which Shanghai Zhongxun owns 60% of equity interest in West Angel.

On February 7, 2025, Shanghai Zhongxuanboya Medical Technology Co., Ltd. (“Shanghai Zhongxuanboya”) was incorporated under the PRC laws as a wholly owned subsidiary of Shanghai Zhongxun.

On February 24, 2025, Hainan Muxin Medical Technology Co., Ltd. (“Hainan Muxin”), a wholly owned subsidiary of Shanghai Zhongxin, and Shanghai Zhongxuanboya entered into an equity interest transfer agreement, pursuant to which Hainan Muxin agreed to transfer all its equity interest in Beijing Yisuizhen to Shanghai Zhongxuanboya. As a result, Beijing Yisuizhen became a wholly owned subsidiary of Shanghai Zhongxuanboya. On March 26, 2025, Beijing Yisuizhen changed its name to Beijing Zhongxuanboya.

On May 27, 2025, Beijing Zhongxin Boya Medical Technology Co., Ltd. (“Beijing Zhongxin Boya”) was incorporated under the PRC laws as a wholly owned subsidiary of Shanghai Zhongxuanboya.

On June 30, 2025, Chongqing Xinjiang Pharmaceutical Co., Ltd., previously a wholly owned subsidiary of Shanghai Zhongxun completed its deregistration. On August 19, 2025, Beijing Zhongxin Boya completed its deregistration. On October 16, 2025, Shanghai Maidemu Health Management Co., Ltd. (“Maidemu Health:), previously a wholly owned subsidiary of Zhongchao Shanghai completed its deregistration. On November 13, 2025, Hainan Muxin completed its deregistration.

Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai

Zhongchao Cayman is an offshore holding company as an exempted company incorporated in the Cayman Islands as an exempted company with limited liability. As a holding company with no material operations of our own, we, through the contractual arrangements (the “Contractual Arrangements”), between Beijing Zhongchao Zhongxing Technology Limited (“Zhongchao WFOE”), a wholly subsidiary of Zhongchao Cayman incorporated in the PRC, and a variable interest entity (the “VIE”), Zhongchao Medical Technology (Shanghai) Co., Ltd. (“Zhongchao Shanghai”) and its subsidiaries or collectively “the PRC operating entities”, consolidate the financial results of the PRC operating entities. Due to the restrictions imposed by PRC laws and regulations on foreign ownership of companies engaged in value-added telecommunication services and certain other businesses, we operate our businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies. Accordingly, the Contractual Arrangements are designed to allow Zhongchao Cayman to consolidate Zhongchao Shanghai’s operations and financial results in Zhongchao Cayman’s financial statements in accordance with U.S. GAAP as the primary beneficiary. Neither we nor our subsidiaries own any equity interests in the PRC operating entities.

The Contractual Arrangements consist of a series of agreements by and among Zhongchao WFOE, Zhongchao Shanghai and the shareholders of Zhongchao Shanghai. A summary of the material terms of each agreement is set forth below.

Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement, dated August 14, 2019 (the “Equity Interest Pledge Agreement”), each shareholder of Zhongchao Shanghai (each, a “Shareholder” and collectively, the “Shareholders”) pledged all of its equity interest in Zhongchao Shanghai to guarantee the Shareholders’ and Zhongchao Shanghai’s performance of their respective obligations under each of the Master Exclusive Service Agreement, Business Cooperation Agreement, Exclusive Option Agreement and Proxy Agreement and Power of Attorney (each as defined below). If Zhongchao Shanghai or any of the Shareholders breaches their contractual obligations under these agreements, Zhongchao WFOE, as pledgee, will be entitled to dispose the pledged equity interest entirely or partially. Each of the Shareholders agrees that, during the term of the Equity Interest Pledge Agreement, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests without the prior written consent of Zhongchao WFOE. In addition, Zhongchao WFOE has the right to collect dividends generated by the pledged equity interest during the term of the pledge. The initial term of the Equity Interest Pledge Agreement is 20 years. After the expiration of the term of initial pledge registration, Zhongchao WFOE may at its sole discretion require the Shareholders to extend the term of the equity interest registration.

Proxy Agreement and Power of Attorney

Pursuant to the proxy agreement and power of attorney, dated August 14, 2019 (the “Proxy Agreement and Power of Attorney”), each Shareholder irrevocably appointed Zhongchao WFOE to act as such Shareholder’s exclusive attorney-in-fact to exercise all shareholder rights, including, but not limited to, voting on all matters of Zhongchao Shanghai requiring shareholder approval, disposing of all or part of such Shareholder’s equity interest in Zhongchao Shanghai and oversee and review Zhongchao Shanghai’s operation and financial information. Zhongchao WFOE is entitled to designate any person to act as such Shareholder’s exclusive attorney-in-fact without notifying or the approval of such Shareholder, and if required by PRC law, Zhongchao WFOE shall designate a PRC citizen to exercise such right. Each Proxy Agreement and Power of Attorney will remain in force for so long as Zhongchao Shanghai exists. The Shareholders do not have the right to terminate this agreement or revoke the appointment of the attorney-in-fact without the prior written consent of Zhongchao WFOE.

Spouse Consent Letters

Pursuant to the Spouse Consent Letters, dated August 14, 2019, the spouse of each married Shareholder of Zhongchao Shanghai unconditionally and irrevocably agreed not to assert any rights over the equity interest in Zhongchao Shanghai held by and registered in the name of their spouse. In addition, each of them agreed to be bound by the Contractual Arrangements in the event that such spouse obtains any equity interest in Zhongchao Shanghai for any reason.

Master Exclusive Service Agreement

Under the master exclusive service agreement, dated August 14, 2019 (the “Master Exclusive Service Agreement”), by and between Zhongchao WFOE and Zhongchao Shanghai, Zhongchao WFOE has the exclusive right to provide Zhongchao Shanghai with technical support, consulting services and other services. Zhongchao WFOE has the right to designate and appoint, at its sole discretion, any entities affiliated with the Zhongchao WFOE to provide any and all services. The service fees are calculated and paid on a yearly basis and at the amount that equals to 100% of the consolidated net profits of Zhongchao Shanghai. Zhongchao WFOE may adjust the service fee at its discretion after taking into account multiple factors, such as the difficulty of the services provided, the time consumed, the content and commercial value of services provided and the market price of comparable services. Zhongchao WFOE owns the intellectual property rights arising out of the performance of this agreement. Zhongchao Shanghai shall seek approval from Zhongchao WFOE prior to entering into any contracts obtaining the same or similar services as provided under the Master Exclusive Service Agreement. This agreement will remain effective as long as Zhongchao Shanghai exists, unless Zhongchao WFOE advances written notice to Zhongchao Shanghai and the Shareholders or upon the transfer of all the equity interest held by the Shareholders to Zhongchao WFOE and/or a third party designated by Zhongchao WFOE.

Business Cooperation Agreement

Under the business cooperation agreement, dated August 14, 2019 (the “Business Cooperation Agreement”), without Zhongchao WFOE’s prior written consent, Zhongchao Shanghai agrees not to engage in any transaction which may materially affect its asset, obligation, right or operation, including but not limited to: any activities not within its normal business scope, merger and acquisition, offering any loan to any third party and incurring any debt from any third party. Zhongchao Shanghai shall seek approval from Zhongchao WFOE prior to entering into any material contract, except the contracts executed in the ordinary course of business. Zhongchao Shanghai shall cause the persons designated by Zhongchao WFOE to be the directors and executive officers of Zhongchao Shanghai. This agreement will remain effective as long as Zhongchao Shanghai exists, unless Zhongchao WFOE provides advance written notice to Zhongchao Shanghai and the Shareholders or upon the transfer of all the equity interest held by the Shareholders to Zhongchao WFOE and/or a third party designated by Zhongchao WFOE.

Exclusive Option Agreement

Pursuant to the exclusive option agreement, dated August 14, 2019 (the “Exclusive Option Agreement”), each Shareholder irrevocably granted Zhongchao WFOE an exclusive option to purchase, or have its designated person or persons to purchase, at its discretion, to the extent permitted under PRC law, all or part of such Shareholder’s equity interests in Zhongchao Shanghai. The purchase price is equal to the lowest price allowable under PRC laws and regulations at the time of the transfer. Zhongchao Shanghai has agreed that, without Zhongchao WFOE’s prior written consent, Zhongchao Shanghai shall cause the persons designated by Zhongchao WFOE to be the directors and executive officers of Zhongchao Shanghai, not amend its articles of association, increase or decrease the registered capital, sell or otherwise dispose of its assets or beneficial interest, create or allow any encumbrance on its assets or other beneficial interests, provide any loans to any third parties, enter into any material contract, merge with or acquire any other persons or make any investments, or distribute dividends to the Shareholders. The Shareholders have agreed that, without Zhongchao WFOE’s prior written consent, they will not dispose of their equity interests in Zhongchao Shanghai or create or allow any encumbrance on their equity interests. Moreover, without Zhongchao WFOE’s prior written consent, no dividend will be distributed by Zhongchao Shanghai to the Shareholders, and if any of the Shareholders receives any profit, interest, dividend or proceeds of share transfer or liquidation, such Shareholder must give such profit, interest, dividend and proceeds to Zhongchao WFOE. These agreements will remain effective as long as Zhongchao Shanghai exists unless Zhongchao WFOE advances written notice to Zhongchao Shanghai and the Shareholders or upon the transfer of all the equity interest held by the Shareholders to Zhongchao WFOE and/or its designee.

2020 VIE Agreements

On June 5, 2020, all shareholders of Zhongchao Shanghai, except Mr. Yang and Shanghai Xingzhong, decided to withdraw their capital contribution from Zhongchao Shanghai (the “Capital Reduction”). Given the effect of the Capital Reduction, Mr. Yang became the 76.4% shareholder of Zhongchao Shanghai with the remaining equity interests held by Shanghai Xingzhong. On September 10, 2020, Zhongchao WFOE, and Zhongchao Shanghai, and its shareholders signed a confirmation agreement to confirm that the original VIE Agreements entered on August 14, 2019 (the “Original VIE Agreements”) have been terminated because of the Capital Reduction.

Accordingly, on September 10, 2020, to clarify the legal effect of the Capital Reduction and to sustain our ability to consolidate the financial results of Zhongchao Shanghai, Mr. Yang and Shanghai Xingzhong, as the shareholders of Zhongchao Shanghai, signed a series of VIE agreements with Zhongchao WFOE, the terms of which are substantially the same as those of the Original VIE Agreements except the number of shareholders of Zhongchao Shanghai reduced to two (the “2020 VIE Agreements”). Upon entry into the 2020 VIE Agreements, the Original VIE Agreements, except for the Master Exclusive Service Agreement, were expired.

Our board of directors approved and ratified the 2020 VIE Agreements. We did not expect any negative impact of these 2020 VIE Agreements on its operation. The 2020 VIE Agreements enable Zhongchao Cayman to consolidate the financial results of Zhongchao Shanghai as primary beneficiary.

2021 VIE Agreements

On August 31, 2021, Shanghai Xingzhong, one shareholder of Zhongchao Shanghai transferred all of its equity interest, equal to 23.6% of the total equity interest   of Zhongchao Shanghai, to Shanghai Xingban Enterprise Management Partnership (Limited Partnership), a limited partnership incorporated in China, or Shanghai Xingban. The general partner of Shanghai Xingban is Weiguang Yang, our CEO and Chairman, and its limited partner is Pei Xu, our CFO. As a result, Mr. Yang is the 76.4% shareholder of Zhongchao Shanghai with the remaining equity interests held by Shanghai Xingban.

Accordingly, on September 10, 2021, to clarify the legal effect of such share transfer and to sustain our ability to consolidate the financial results of Zhongchao Shanghai, Mr. Yang and Shanghai Xingban, as all the shareholders of Zhongchao Shanghai, signed a series of VIE agreements with Zhongchao WFOE, the terms of which are substantially the same as those of the 2020 VIE Agreements except the one shareholder of Zhongchao Shanghai was changed (the “2021 VIE Agreements”). Upon entry into the 2021 VIE Agreements, the 2020 VIE Agreements, except for the Master Exclusive Service Agreement, were expired.

Our board of directors approved and ratified the 2021 VIE Agreements. We do not expect any negative impact of these 2021 VIE Agreements on its operation. The 2021 VIE Agreements enable Zhongchao Cayman to consolidate the financial results of Zhongchao Shanghai as primary beneficiary.

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. As we chose such VIE structure, we are subject to certain unique risks and uncertainties that may not otherwise exist if we had direct equity ownership in the PRC operating entities. Because we do not directly hold equity interests in the VIE and its subsidiaries, our Contractual Arrangements may not be effective in providing control over Zhongchao Shanghai. Further, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitations on foreign ownership and regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the Contractual Arrangements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the PRC operating entities’ operations and cause the value of our securities to decrease significantly or become worthless. However, as of the date of this prospectus supplement, the agreements under the Contractual Arrangements have not been tested in any courts of law.

The following charts summarize our corporate legal structure and identify our subsidiaries, our VIE and its subsidiaries.

Permission Required from the PRC Authorities to Issue Our Securities to Foreign Investors

As of the date of this prospectus supplement, in the opinion of our PRC legal counsel, Han Kun Law Offices, although we are required to complete the filing procedure in connection with our offerings under the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, no relevant PRC laws or regulations in effect require that we or the PRC operating entities obtain permission from any PRC authorities to issue securities to foreign investors in connection with a potential offering made pursuant to this prospectus, and neither we nor the PRC operating entities have received any inquiry, notice, warning, sanction, or any regulatory objection to the offerings in connection with this registration statement from the China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (the “CAC”), or any other PRC authorities that have jurisdiction over our operations.

The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over the use of variable interest entities for overseas listing, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On February 17, 2023, the CSRC promulgated the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application; and (4) if the issuer issues securities in the same overseas market after the initial issuance and listing, it shall submit filings with the CSRC within three business days after the completion of the issuance. Therefore, in the opinion of our PRC legal counsel, Han Kun Law Offices, we are required to go through filing procedures with the CSRC within three business days after the completion of the offerings in connection with this registration statement and for our future offerings and listing of our securities in an overseas market under the Trial Measures. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. If we fail to complete such filing requirement, Chinese regulatory authorities may impose fines and penalties upon the PRC operating entities’ operations in China, limit the PRC operating entities’ operating privileges in China, delay or restrict the repatriation of the proceeds from the offerings in connection with this registration statement into China, or take other actions that could have a material adverse effect upon the PRC operating entities’ business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

The officials from the CSRC have also confirmed that for the PRC domestic companies that seek to list overseas with VIE structure, the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with VIE structure which meet the compliance requirements. As the Trial Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. If we are required by the Trial Measures for any future offering or any other financing activities to file with the CSRC, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

In the opinion of our PRC counsel, Han Kun Law Offices, neither we nor the PRC operating entities are required to voluntarily report for a cybersecurity review with the CAC under the Cybersecurity Review Measures which became effective on February 15, 2022, since neither we nor the PRC operating entities have not been notified by the regulatory authorities as critical information infrastructure operators, and we or the PRC operating entities currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. However, given that the Cybersecurity Review Measures do not provide explanation or interpretation for ‘affect or may affect national security’, the PRC regulatory authorities retain broad discretion in interpreting this provision. Should the authorities determine, at their discretion, that our data processing activities affect or may affect national security, we may be subject to a cybersecurity review. Notwithstanding this, as of the date of this prospectus supplement, we have not been involved in any cybersecurity review or investigation by the CAC or other authorities with respect to the Cybersecurity Review Measures. Furthermore, the data processed by us or the PRC operating entities has not been included in the effective core data and important data catalogs by any authority, and we have taken reasonable and adequate technical and management measures to ensure data security. In light of these circumstances, in the opinion of our PRC counsel, Han Kun Law Offices, the likelihood of us being subject to a cybersecurity review is remote.

On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration became effective on January 1, 2025. Network data processing activities refer to the collection, retention, use, processing, transmission, provision, disclosure, deletion and other activities of network data. We currently do not hold more than one million users/users’ individual information.  However, we or the PRC operating entities may be deemed as a data processor under the Regulations on Network Data Security Administration. As of the date of this prospectus supplement, neither we nor the PRC operating entities have been informed by any PRC governmental authority of any requirement that we or the PRC operating entities file for a cybersecurity review.  However, if we or the PRC operating entities are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we or the PRC operating entities could be subject to PRC cybersecurity review.

Permission Required from the PRC Authorities for Our and PRC Operating Entities’ Operation in China

As of the date of this prospectus supplement, except as disclosed in our annual report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), we, or the PRC operating entities are not required to obtain any other permission or approval from the PRC authorities for the PRC operating entities’ operations in China, nor have we, or the PRC operating entities, received any denial for our operation in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals in the future. If any of the PRC operating entities is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the requisite licenses and permits, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, if any of the PRC operating entities had inadvertently concluded that such licenses, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires any of the PRC operating entities to obtain such licenses, permits, registrations or filings in the future, the relevant PRC operating entities may be unable to obtain such necessary licenses, permits, registrations or filings in a timely manner, or at all, and such licenses, permits, registrations or filings may be rescinded even if obtained. Any such circumstance may subject the relevant PRC operating entities to fines and other regulatory, civil or criminal liabilities, and the relevant PRC operating entities may be ordered by the competent government authorities to suspend relevant operations, which will materially and adversely affect our business operations.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the PRC operating entities’ operations, significant depreciation of the value of our securities, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene with or influence the operations of the PRC operating entities at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of the PRC operating entities and/or the value of our securities.

In the opinion of our PRC legal counsel, Han Kun Law Offices, based on their understanding of the current PRC laws, rules and regulations, that (i) the structure for operating our business in China (including our corporate structure and Contractual Arrangements among Zhongchao WFOE, Zhongchao Shanghai and their shareholders), as of the date of this prospectus supplement, do not result in any violation of PRC laws or regulations currently in effect; and (ii) the Contractual Arrangements among Zhongchao WFOE and Zhongchao Shanghai and their shareholders governed by PRC law are valid, binding and enforceable in accordance with the terms of each of the Contractual Arrangements, and do not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the Contractual Arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel.

Dividend Distributions or Transfers of Cash among the Holding Company, Its Subsidiaries, and the Consolidated VIE

For the year ended December 31, 2025, Zhongchao Cayman made cash transfer of $3.4 million to Zhongchao USA. For the year ended December 31, 2024, Zhongchao Cayman made cash transfer of $4.4 million to Zhongchao USA. For the year ended December 31, 2023, Zhongchao Cayman made cash transfer of $0.1 million to Zhongchao USA. Except as otherwise disclosed above, for the years ended December 31, 2025, 2024 and 2023, no other cash transfer or transfer of other assets have occurred between Zhongchao Cayman, its subsidiaries, the consolidated VIE and the subsidiaries of the VIE. For the years ended December 31, 2025, 2024 and 2023, none of our subsidiaries, the consolidated VIE, or the subsidiaries of the VIE have made any dividends or distributions to Zhongchao Cayman. For the years ended December 31, 2025, 2024 and 2023, no dividends or distributions have been made to any U.S. investors.

We intend to keep any future earnings to re-invest in and finance the expansion of the business of the PRC operating entities, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts due in the ordinary course of business. Cash proceeds raised from overseas financing activities, including the cash proceeds from this offering, may be transferred by Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to the VIE from Zhongchao WFOE pursuant to certain contractual agreements between Zhongchao WFOE and the VIE as permitted by the applicable PRC regulations. The process for sending such proceeds back to the mainland China may be time-consuming after the closing of this offering. We may be unable to use these proceeds to grow the business of the PRC operating entities until the PRC operating entities receive such proceeds in mainland China. Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to PRC regulations. Capital contributions to our PRC subsidiaries are subject to the report to the Ministry of Commerce of the People’s Republic of China, or the MOFCOM, in its local branches and registration with a local bank authorized by the China’s State Administration of Foreign Exchange, or the SAFE. Any foreign loan procured by our PRC subsidiaries is required to be registered or filed with the SAFE or its local branches or satisfy relevant requirements as provided by the SAFE. Any medium- or long-term loan to be provided by us to the VIEs must be registered with the National Development and Reform Commission, or the NDRC, and the SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds of our financing activities and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Under our current corporate structure, we rely on dividend payments from Zhongchao HK and Zhongchao WFOE to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to pay any debt we may incur:

●	Zhongchao WFOE’s ability to distribute dividends is based upon its distributable earnings. Current mainland China regulations permit Zhongchao WFOE to pay dividends to Zhongchao HK in accordance with applicable PRC laws and regulations under which Zhongchao WFOE can only pay dividends to Zhongchao HK out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Furthermore, Zhongchao WFOE could make payments to Zhongchao HK pursuant to the relevant agreements between them as permitted by the applicable PRC regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China may also set aside a portion of its after-tax profits to fund an optional employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of shareholders. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

●	Based on the Hong Kong laws and regulations, as of the date of this prospectus supplement, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities and some tax restrictions between Hong Kong and mainland China as discussed herein below in this section. As a result, Zhongchao HK may further distribute any dividends or payments (if any) received from Zhongchao WFOE to Zhongchao Cayman as dividends.

●	Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from Zhongchao HK, which will be dependent on receipt of dividends or payments (if any) from Zhongchao WFOE, which will be dependent on payments from the VIE in accordance with the laws and regulations of the PRC and the Contractual Arrangements.

●	Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets. Furthermore, if Zhongchao WFOE, Zhongchao HK or the VIE incurs debt on its own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If either Zhongchao WFOE, Zhongchao HK or the VIE is unable to distribute dividends or make payments directly or indirectly to Zhongchao Cayman, we may be unable to pay dividends on our Ordinary Shares.

●	If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. Certain payments from the VIE, Zhongchao Shanghai, to Zhongchao WFOE are subject to PRC taxes, including business taxes and value added tax.

●	Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Zhongchao HK. As of the date of this prospectus supplement, we have not applied and have no plan to apply for the tax resident certificate from the relevant Hong Kong tax authority.

The transfer of funds among the PRC operating entities are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. In the opinion of our PRC counsel, Han Kun Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one PRC operating entity to fund another affiliated PRC operating entity’s operations. We or the PRC operating entities have not been notified of any other restriction which could limit the PRC operating entities’ ability to transfer cash among each other. In the future, cash proceeds from overseas financing activities, including this offering, may be transferred by Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to Zhongchao Shandong from Zhongchao WFOE pursuant to the Contractual Arrangements between Zhongchao WFOE and Zhongchao Shandong as permitted by the applicable PRC regulations.

Holding Foreign Company Accountable Act

Pursuant to the HFCA Act, if the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed and does not have to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two.

Our Risks and Challenges

Investing in our Class A ordinary shares entails a significant level of risk. See “Risk Factors” on page S-19 of this prospectus supplement for a discussion of risks related to our ordinary shares and this offering. In addition, you should carefully consider the matters discussed under “Risk Factors” in our Annual Report as well as other documents incorporated by reference into the accompanying prospectus.

Risks Related to the Business and Industry of the PRC Operating Entities

Risks and uncertainties related to the business and industry of the PRC operating entities include, but are not limited to, the following:

●	We depend on the healthcare industry for a significant portion of our revenues. Our revenues could seriously decrease if there were adverse developments in the healthcare industry.

●	We expect competition in the market for healthcare information, education, and training services to increase significantly in the future which could reduce the PRC operating entities’ revenues, potential profits and overall market share.

●	We generate a significant portion of our revenues from a relatively small number of major customers and loss of business from these customers could reduce our revenues and significantly harm the PRC operating entities’ business.

●	If the PRC operating entities are unable to collect their receivables from their customers, our results of operations and cash flows could be adversely affected.

●	The PRC operating entities may not be able to prevent others from unauthorized use of the PRC operating entities’ intellectual property, which could cause a loss of customers, reduce the PRC operating entities’ revenues and harm their competitive position.

●	The Internet is subject to many legal uncertainties and potential government regulations that may decrease demand for the PRC operating entities’ services, increase the PRC operating entities’ cost of doing business or otherwise have a material adverse effect on our financial results or prospects.

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with our CEO, directors and their affiliates.

●	We depend upon the VIE Arrangements in consolidating the financial results of the PRC operating entities, which may not be as effective as direct ownership.

●	We conduct our business through Zhongchao Shanghai and its subsidiaries by means of VIE Arrangements. If the PRC courts or administrative authorities determine that these VIE Arrangements do not comply with applicable regulations, we could be subject to severe penalties, and our business could be adversely affected. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

●	The shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Risks Related to Doing Business in China

Zhongchao WFOE and the PRC operating entities are based in mainland China, and the PRC operating entities have the majority of their operations in China, and therefore, we face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	The majority of the PRC operating entities’ business operations are conducted in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China. The risk of legal system includes the enforcement of laws and that rules and regulations in China can change quickly with little advance notice.

●	The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters.

●	If the PRC operating entities fail to comply with any regulatory requirements, including obtaining any required licenses, approvals, permits or filings in a timely manner or at all, the PRC operating entities’ continued business operations may be disrupted and the PRC operating entities may be subject to various penalties or be unable to continue their operations, all of which will materially and adversely affect our business, financial condition and results of operations.

●	There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

●	Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities.

●	The PRC government imposes control on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive a majority of our revenues in Renminbi, which currently is not a freely convertible currency. As a result, cash in mainland China may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations on our PRC subsidiaries’ or the PRC operating entities’ ability to transfer cash. There is no assurance the PRC government will not intervene in or impose restrictions on us and our subsidiaries to transfer cash.

●	To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets.

●	The Chinese government may intervene with or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers like us, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Furthermore, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

●	On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

●	The business of the PRC operating entities involves collecting and retaining certain internal and customer data. We also maintain information about various aspects of our operations as well as regarding our employees. On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration have not been fully implemented as of the date of this prospectus and will become effective on January 1, 2025. Network data processing activities refer to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. Network data processing activities refer to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. As of the date of this prospectus, the MDMOOC online platform has approximately 194,700 registered users, and we and the PRC operating entities currently do not hold more than one million users/users’ individual information. However, we or the PRC operating entities may be deemed as a data processor under the Regulations on Network Data Security Administration. As of the date of this prospectus, we or the PRC operating entities have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review.

●	The majority of the operations of the PRC operating entities conducted outside of the U.S. In addition, our management consists of five executive officers who are all located in China and three independent directors, among which two (Mr. John C. General and Mr. Kevin Dean Vassily) are located in the United States and one (Ms. Dan Li) is located in China. As a result, it may not be possible for the U.S. regulators to conduct investigations or inspections, or to effect service of process within the U.S. or elsewhere outside the U.S.

●	It may be difficult for our shareholders to effect service of process upon us or certain officers or directors inside mainland China. Recognition and enforcement in mainland China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Shareholder claims that are common in the U.S., including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China.

Risks Related to this Offering and the Class A Ordinary Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and our Class A Ordinary Shares, including, but not limited to, the following:

●	The price of our Class A Ordinary Shares may be volatile, and you could lose all or part of your investment in our Class A Ordinary Shares.

●	If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	A substantial number of our Class A Ordinary Shares will be sold in this offering, which could cause the price of our Class A Ordinary Shares to decline.

●	You may experience future dilution as a result of future equity offerings or acquisitions.

●	There is no public market for the Pre-Funded Warrants.

●	Because we do not expect to pay cash dividends for the foreseeable future, you must rely on appreciation of our Class A Ordinary Shares price for any return on your investment. Even if we change that policy, we may be restricted from paying dividends on our Class A Ordinary Shares.

●	Certain existing shareholders have control over our Company, and their interests may not be aligned with the interests of our other shareholders.

Implications of Being a Foreign Private Issuer and a Controlled Company

Foreign Private Issuer

As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

Controlled Company

Mr. Weiguang Yang currently controls a majority of the voting power of our outstanding Ordinary Shares. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board of directors consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

We intend to use these exemptions and may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Corporate Information

Our principal executive office is located at Room 2504, OOCL Tower, 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040. Our telephone number is +86 21-32205987. We maintain a website at http://izcmd.com that contains information about our Company, though no information contained on our website is part of this prospectus.

THE OFFERING

Class A Ordinary Shares offered by us pursuant to this prospectus supplement	300,000 Class A Ordinary Shares

Offering price per Class A Ordinary Share	The purchase price of each Class A Ordinary Share is US$1.10.

Pre-Funded Warrants offered by us	We are also offering Pre-Funded Warrants to purchase up to 4,245,455 Class A Ordinary Shares to certain purchasers whose purchase of Class A Ordinary Shares in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than the applicable beneficial ownership limitation. Each Pre-Funded Warrant is exercisable for one Class A Ordinary Share. The purchase price of each Pre-Funded Warrant is US$1.10 minus $0.001 and the exercise price of each Pre-Funded Warrant is US$0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Ordinary Shares outstanding before this offering	3,873,476 Ordinary Shares of the Company, consisting of (1) 3,666,755 Class A Ordinary Shares and (2) 206,721 Class B Ordinary Shares.

Ordinary Shares outstanding immediately after this offering (assuming full exercise of pre-funded warrants)	8,418,931 Ordinary Shares of the Company, consisting of (1) 8,212,210 Class A Ordinary Shares and (2) 206,721 Class B Ordinary Shares.

Subsequent Closings	Under the Securities Purchase Agreement, each purchaser, severally and not jointly, has the right, during the 60-calendar-day period following the closing of this offering to elect to purchase an additional allocation of up to 200% of the number of Class A Ordinary Shares and Warrant Shares purchased by such purchaser at this offering. Any such additional purchase would be made at the per share purchase price of US$1.10 and would be effected by delivery of one or more written election notices to the Company during the additional allocation period. Each additional closing will occur on the first trading day following the applicable election notice, subject to the terms and closing procedures set forth in the Securities Purchase Agreement.

Use of Proceeds	We intend to use the net proceeds of this offering of shares of our Class A Ordinary Shares, after deducting our offering expenses, general working capital purposes and other general corporate purposes.

Nasdaq Symbol	ZCMD

Risk Factors	An investment in our common shares involves risks. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-19 of this prospectus supplement, page 20 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our Class A Ordinary Shares.

The number of Ordinary Shares to be outstanding immediately after this offering assumes the sale of 300,000 Class A Ordinary Shares and the full exercise of Pre-Funded Warrants to purchase 4,245,455 Class A Ordinary Shares in this offering.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. The following risk factors are risks of which we are aware and that we consider to be material to this offering of shares of our Class A Ordinary Shares. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and other reports that we file with the SEC, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the following risks and uncertainties develops into tactual events, our business, financial condition or results of operations and cash flows could be materially adversely affected. In that case, the trading price of our Class A Ordinary Shares could decline and you could lose all or part of your investment. Additionally, we cannot be certain or give any assurance that any actions taken to reduce known risks and uncertainties will be effective. Before investing in our Class A Ordinary Shares, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 20-F and Reports on Form 6-K.

Risks Related to This Offering

The price of our Class A Ordinary Shares may be volatile, and you could lose all or part of your investment in our Class A Ordinary Shares.

The price of our Class A Ordinary Shares may fluctuate as a result of changes in our operating performance or prospects and other factors. Some specific factors that may have a significant effect on the price of our Class A Ordinary Shares include:

●	the public’s reaction to our public disclosures;

●	actual or anticipated changes in our operating results or future prospects;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	impact of acquisitions on our liquidity and financial performance;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidance, interpretations or principles applicable to us;

●	conditions of the industry as a result of changes in financial markets or general economic or political conditions;

●	the failure of securities analysts to cover our Class A Ordinary Shares in the future, or changes in financial estimates by analysts;

●	changes in analyst recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

●	changes in the amount of dividends paid, if any;

●	changes in our financing strategy or capital structure;

●	future issuances of our Class A Ordinary Shares or the perception that future sales could occur; and

●	volatility in the equity securities market.

If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of Nasdaq, including those regarding minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

On November 28, 2025, the Company received written notice from Nasdaq notifying the Company that it is not in compliance with the Minimum Bid Price Requirement, as the closing bid price for the Company’s Class A ordinary shares had been below $1.00 per share for the preceding 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance, or until May 28, 2026 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement.

On March 2, 2026, the Company effected a 1-for-8 share consolidation of the Company’s share capital. On March 17, 2026, the Company received written notice from Nasdaq informing the Company that it has regained compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to maintain compliance with the Minimum Bid Price Requirement. Given that a substantial number of Class A Ordinary Shares will be sold in this Offering, this Offering could cause the bid price of our Class A Ordinary Shares to remain below the minimum bid price of $1 per share.

If Nasdaq subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A Ordinary Share is a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

There can be no assurance that the Company will be able to maintain compliance with the Minimum Bid Price Requirement. Pursuant to the adjustment clause for share dividends and splits of the Warrants, upon effectiveness of any reverse stock split, both the exercise price and the number of Class A Ordinary Shares issuable upon exercise of the Warrants will be adjusted proportionately such that the aggregate exercise price of the Warrants will remain unchanged.

A substantial number of our Class A Ordinary Shares will be sold in this offering, which could cause the price of our Class A Ordinary Shares to decline.

In this offering we will sell 4,545,455 Class A Ordinary Shares, which represent approximately 55.3% of our outstanding Class A Ordinary Shares immediately after this offering. This sale and any future sales of a substantial number of shares of our Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A Ordinary Shares on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those Class A Ordinary Shares or the availability of those Class A Ordinary Shares for sale will have on the market price of our Class A Ordinary Shares.

In addition, under the Securities Purchase Agreement, each purchaser, severally and not jointly, has the right, during the 60-calendar-day period following the closing of this offering, to elect to purchase an additional allocation of up to 200% of the number of Class A Ordinary Shares and Warrant Shares purchased by such purchaser at this offering. Any such additional purchase would be made at the per share purchase price of US$1.10. If any purchasers exercise these rights, we will issue additional Class A Ordinary Shares and/or securities exercisable for Class A Ordinary Shares.

You may experience future dilution as a result of future equity offerings, acquisitions or additional purchases by investors in this offering.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into our Class A Ordinary Shares, in future transactions, acquisitions or pursuant to the additional allocation rights described above may be higher or lower than the price per share paid by investors in this offering.

There is no public market for the Pre-Funded Warrants.

The Pre-Funded Warrants offered in this offering are not and will not be listed on any securities exchange. Also, we do not intend to apply to have the Pre-Funded Warrants listed on any securities exchange. Consequently, there is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system. Accordingly, investors may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the Pre-Funded Warrants. This lack of a trading market could result in investors being unable to liquidate their investment in the warrants or to sell them at a price that reflects their value. The absence of a public market for these securities could also reduce the liquidity and market price of our Class A Ordinary Shares for which these warrants are exercisable. Investors should be prepared to bear the risk of investment in the Pre-Funded Warrants indefinitely.

Because we do not expect to pay cash dividends for the foreseeable future, you must rely on appreciation of our Class A Ordinary Shares price for any return on your investment. Even if we change that policy, we may be restricted from paying dividends on our Class A Ordinary Shares.

We do not intend to pay cash dividends on shares of our Class A Ordinary Shares for the foreseeable future. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our Class A Ordinary Shares.

Certain existing shareholders have control over our Company, and their interests may not be aligned with the interests of our other shareholders.

Mr. Weiguang Yang, our Chairman and CEO, owns an aggregate of 99.45% of the total voting power of our outstanding shares as of the date of this prospectus supplement. As a result, he has control over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Class A Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of the Class A Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $4.5 million, after deducting the placement agent’s commissions, the non-accountable expense allowance, and estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering for general working capital purposes and other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We are a holding company incorporated as an exempted company in the Cayman Islands. As a holding company, we have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

The holders of our Class A Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our Class A Ordinary Shares are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

CAPITALIZATION

Unless otherwise indicated, all share amounts and per share amounts in this section have been presented on a retroactive basis to reflect the March 2026 Share Consolidation and June 2026 Share Consolidation of our issued and unissued ordinary shares at an aggregate ratio of 744 for 1.

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis; and

●	on a pro forma basis to reflect (i) an aggregate of 1,115,093 Class A Ordinary Shares, comprising the shares issued and sold by us in the June 2026 Offering, and the shares issued upon the exercise of warrants, (ii) the award of 2,500,000 Class A Ordinary Shares 200,000 Class B ordinary Shares to Mr. Weiguang Yang on July 21, 2026, and (iii) the issuance and sale of 4,545,455 Class A Ordinary Shares by us in this Offering at the offering price of US$1.10 per Class A Ordinary Share, after deducting the estimated discounts, non-accountable expense allowance, and the estimated offering expenses payable by us.

The pro forma information below is illustrative only, and our capitalization following the completion of this Offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this capitalization table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of December 31, 2025
	Actual	Pro Forma As adjusted
	US$	US$

Equity
Class A Ordinary Shares, $0.744 par value; 34,797 shares issued and outstanding on an actual basis, and 8,212,210 shares issued and outstanding (on a pro forma as adjusted basis).	25,890	6,109,886
Class B Ordinary Shares, $0.744 par value; 6,721 shares issued and outstanding on an actual basis, and 206,721 shares issued and outstanding (on a pro forma as adjusted basis).	5,000	153,800
Additional paid-in capital	34,475,566	41,653,756
Deferred share compensation	(1,716,667)	(1,716,667)
Statutory reserve	1,340,331	1,340,331
Accumulated deficits	(14,190,570)	(18,159,570)
Accumulated other comprehensive loss	(1,308,864)	(1,308,864)
Total Zhongchao Inc. shareholders’ equity	18,630,686	28,072,672
Noncontrolling interests	3,967,270	3,967,270
Total capitalization	$22,597,956	$32,039,942

DILUTION

Unless otherwise indicated, all share amounts and per share amounts in this section have been presented on a retroactive basis to reflect the March 2026 Share Consolidation and June 2026 Share Consolidation of our issued and unissued ordinary shares at an aggregate ratio of 744 for 1.

If you invest in the securities being offered in this offering, your ownership interest will be increased to the extent of the difference between the public offering price per share of our Class A Ordinary Shares and our pro forma as-adjusted net tangible book value per Class A Ordinary Share immediately after this offering. Such increase results from the fact that the public offering price per Class A Ordinary Share is substantially lower than the pro forma as-adjusted net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share, and each holder of Class B Ordinary Shares is entitled to 1,000 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

Our net tangible book value as of December 31, 2025, was $543.51 per ordinary share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for the offering) from the public offering price per Class A Ordinary Share and after deducting the estimated offering expenses payable by us.

After giving effect to the issuance and sale of 4,545,455 Class A Ordinary Shares offered in this offering at the public offering price of $1.10 per Unit, after deducting the placement agent commissions, the non-accountable expense allowance and the estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value as of December 31, 2025 would have been approximately $3.80 per ordinary share. This represents an immediate decrease in net tangible book value of $539.70 per ordinary share to the existing shareholders, and an immediate increase in net tangible book value of $2.70 per ordinary share to investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates such dilution:

Per Share Post-Offering(1)
Offering price per Unit	$1.10
Net tangible book value per ordinary share as of December 31, 2025	$543.51
Decrease in net tangible book value per ordinary share attributable to this offering	$(539.70)
Pro forma net tangible book value per ordinary share immediately after this offering	$3.80
Increase in net tangible book value per ordinary share to new investors participating in this offering	$2.70

(1)	Assumes net proceeds of $4.5 million from this offering of 4,545,455 Class A Ordinary Shares at an offering price of $1.10 per Unit, calculated as follows: gross offering proceeds of $5.0 million, less placement agent commissions of $350,000, the non-accountable expense allowance of $50,000, and offering expenses of approximately $80,000.

The number of our ordinary shares to be outstanding after this offering is based on 3,666,755 Class A Ordinary Shares and 206,721 Class B Ordinary Shares outstanding as of the date of this prospectus and assuming the Pre-Funded Warrants offered in this offering are fully exercised.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The securities offered in this offering will be issued pursuant to the securities purchase agreement between the Company and the investor dated as of July 23, 2026 (the “Securities Purchase Agreement”). We urge you to review the Securities Purchase Agreement, which will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the securities.

Additionally, we urge you to review the form of Pre-Funded Warrant, which will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the Warrants.

Ordinary Shares

The following description of our share capital does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Memorandum and Articles of Association (“M&A”), which became effective on June 29, 2026, will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, and the applicable provisions of Cayman Islands law.

Our authorized share capital is US$10,000,000,000 divided into 12,096,774,193.5484 Class A ordinary shares with a par value of US$0.744 each and 1,344,086,021.50538 Class B ordinary shares with a par value of US$0.744 each. As of the date of this prospectus supplement, there were 3,666,755 Class A Ordinary Shares and 206,721 Class B Ordinary Shares outstanding.

Objects of Our Company

Under our M&A, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Share Capital

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting rights and conversion rights.

The holders of Class A Ordinary Shares are entitled to 1 vote for each such share held and shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of the M&A, to vote thereat. The Class A Ordinary Shares are not redeemable at the option of the holder and are not convertible into shares of any other class.

The holders of Class B Ordinary Shares shall have the right to 1,000 votes for each such share held, and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of the M&A, to vote thereat. The Class B Ordinary Shares are not redeemable at the option of the holder but are convertible into Class A Ordinary Shares at any time after issue at the option of the holder at the Conversion Rate (as defined below).

Dividends

The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Act and to our M&A.

Voting Rights

In respect of all matters subject to a shareholders’ vote, the holders of Class B Ordinary Shares are entitled to 1,000 votes for each Class B Ordinary Share held, and the holders of Class A Ordinary Shares are entitled to 1 vote for each Class A Ordinary Share held, voting together as one class. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll which shall be taken at such time and in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; one or more members holding Ordinary Shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all Ordinary Shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, shall be a quorum for all purposes provided always that if the Company has one (1) member of record, the quorum shall be that one (1) member present in person or by proxy. To avoid confusion for the purpose, when counting the quorum, each issued and outstanding Class A Ordinary Share has one (1) vote, and each issued and outstanding Class B Ordinary Share has one thousand (1,000) votes. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast, while a special resolution requires the affirmative vote of at least two-thirds of votes cast at a general meeting. A special resolution will be required for important matters.

Conversion

Class A Ordinary Shares are not convertible. Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares on the basis that one Class B Ordinary Share shall be converted into one Class A Ordinary Share (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”), subject to adjustment.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his, its or her Class A Ordinary Shares or Class B Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors or in a form prescribed by the stock exchange on which our shares are then listed.

Our Board of Directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares. Our directors may also decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares if (a) the instrument of transfer is not accompanied by the certificate covering the shares to which it relates or any other evidence as our Board of Directors may reasonably require to prove the title of the transferor to, or his/her right to transfer the shares; or (b) the instrument of transfer is in respect of more than one class of shares.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Winding-Up/Liquidation

If the Company shall be wound up, the liquidator may, with the sanction of an ordinary resolution of the Company and any other sanction required by law, divide amongst the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

If the Company shall be wound up and the assets available for distribution amongst the shareholders as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the capital at the commencement of the winding up, the excess shall be distributed amongst the shareholders in proportion to the capital at the commencement of the winding up paid up on the shares held by them respectively. But this Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Board of Directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, be varied with the resolution of at least two thirds of the issued shares of that class or a resolution passed at a general meeting of the holders of the shares of that class present in person or by proxy or with the consent in writing of the holders of at least two-thirds of the issued shares of that class.

Inspection of Books and Records

Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Companies Act or authorized by the Directors or by the Company in a general meeting. However, the Directors shall from time to time cause to be prepared and to be laid before the Company in a general meeting, profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Companies Act. (See “Where You Can Find More Information”)

Issuance of Additional Shares

Our M&A authorizes our Board of Directors to issue additional Class A Ordinary Shares or Class B Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Anti-Takeover Provisions

Some provisions of our M&A may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our M&A allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our M&A for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

We may, but are not obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the directors. The directors may also, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our Board of Directors. Our Board of Directors shall give not less than seven days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our M&A allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our M&A do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company the objects of which are to be carried out mainly outside the Cayman Islands or pursuant to a licence to carry on business in the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands, unless that exempted company holds a licence to carry on business in the Islands under any applicable law;

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company (unless it holds a licence to carry on business in the Cayman Islands);

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

(a)	the names and addresses of the members of the Company;

(b)	a statement of the shares held by each member, which:

(i)	distinguishes each share by its number (so long as the share has a number);

(ii)	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

(iii)	confirms the number and category of shares held by each member; and

(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

(c)	the date on which the name of any person was entered on the register as a member; and

(d)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters directed or authorized to be inserted therein by the Companies Act (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands law to have legal title to the shares as set against its name in the register of members.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by the company should be rectified, where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands courts.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A provides that every director, secretary, or other officer of the Company (including alternate directors, proxy directors and former directors and officers), any trustee for the time being acting in relation to the Company (including any nominee shareholder holding shares in the Company) and their heirs and personal representatives (each an “Indemnified Person”) shall be entitled to be indemnified out of the assets of the Company against all actions, proceedings, costs, damages, expenses, claims, losses or liabilities which they or any of them may sustain or incur by reason of any act done or omitted in or about the execution of the duties of their respective offices or trusts or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted except to the extent that any of the foregoing arise through his dishonesty. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the United Kingdom. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements.

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, among other things, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company, and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless the member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, providing the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Any such arrangement must be approved by (a) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose and (b) seventy-five percent in value of the shareholders of each class of shareholders, as the case may be, with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, convened for that purpose, as applicable. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the court’s directions and the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question, and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

(a)	a company act or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

(b)	an irregularity in the passing of a resolution which requires a qualified majority;

(c)	an act purporting to abridge or abolish the individual rights of a member; and

(d)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our amended and restated articles of association provides that every director, secretary, or other officer of the Company (including alternate directors, proxy directors and former directors and officers), any trustee for the time being acting in relation to the Company (including any nominee shareholder holding shares in the Company) and their heirs and personal representatives (each an “Indemnified Person”) shall be entitled to be indemnified out of the assets of the Company against all actions, proceedings, costs, damages, expenses, claims, losses or liabilities which they or any of them may sustain or incur by reason of any act done or omitted in or about the execution of the duties of their respective offices or trusts or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted except to the extent that any of the foregoing arise through his dishonesty. No Indemnified Person shall be liable (a) for any loss, damage or misfortune whatsoever which may happen to or be incurred by the Company in the execution of the duties, powers, authorities or discretions of his office or in relation thereto, (b) for the acts, receipts, neglects, defaults or omissions of any other such Director or person or (c) by reason of his having joined in any receipt for money not received by him personally or (d) for any loss on account of defect of title to any property of the Company or (e) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (f) for any loss incurred through any bank, broker or other agent or (g) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (h) for any other loss or damage due to any such cause as aforesaid except to the extent that any of the foregoing arise through his dishonesty.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated articles of association.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our Memorandum and Articles allow our shareholders holding not less than 1/10 of all voting power of our (paid up) share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles do not provide our shareholders other rights to put proposals before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings although our Memorandum and Articles provide for same.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Law but our Memorandum and Articles do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, directors may be removed with or without cause, by the directors or by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable provisions. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law, our directors owe fiduciary duties to our Company to act in the best interests of the company and exercise their powers for a proper purpose when considering and approving such transactions. Our Memorandum and Articles, as well as our Code of Business Conduct and Ethics that applies to our officers, directors and employees outlines how to handle these types of transactions and other potential conflicts of interest.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies At and our Memorandum and Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, each of our Memorandum of Association and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Pre-Funded Warrants will be issued in certificated form only.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.001. The exercise of the purchase rights represented by a Pre-Funded Warrant may be made, in whole or in part, at any time or times on or after July 23, 2026 (the “Initial Exercise Date”). The purchase price of a Class A Ordinary Share underlying each Pre-Funded Warrant, except for a nominal exercise price of $0.001, was pre-funded to the Company, consequently, no additional consideration (other than the nominal exercise price of $0.001 per Class A Ordinary Share payable on exercise of the Pre-Funded Warrant) shall be required to be paid by the holder of a Pre-Funded Warrant to the Company to effect any exercise of a Pre-Funded Warrant.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding Class A Ordinary Shares immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A Ordinary Shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

The Pre-Funded Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A Ordinary Shares, upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each Class A Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Class A Ordinary Shares of the successor or acquiring corporation of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Class A Ordinary Shares for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a Pre-Funded Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange Listing

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Class A Ordinary Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants.

PRINCIPAL SHAREHOLDERS

The beneficial ownership of our Class A Ordinary Shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, and includes the Class A Ordinary Shares issuable upon the conversion of the outstanding Class B Ordinary Shares and the Class A Ordinary Shares issuable pursuant to share options that are exercisable within 60 days of the date of this prospectus. Class A Ordinary Shares issuable pursuant to share options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.

The percentage of beneficial ownership owned is based on 3,873,476 Ordinary Shares outstanding as of the date of this prospectus, consisting of (1) 3,666,755 Class A Ordinary Shares and (2) 206,721 Class B Ordinary Shares.

	Class A Ordinary Shares		Class B Ordinary shares
		% of Voting		% of Total Voting
Name and Address of Beneficial Owner	Shares	Power	Shares	Power*
Directors and Executive Officers
Weiguang Yang(1)(6)	2,500,740	1.2	206,721	98.2%
Pei Xu (2)(7)	39	*	-	-
John C. General (3)	21	*	-	-
Dan Li (4)	21	*	-	-
Kevin Dean Vassily (5)	21	*	-	-
Worthy Health Limited Partnership (7)	345	*	-	-
All directors and executive officers as a group (5 persons)	2,500,842	1.2	206,721	98.2%
5% Holders
More Healthy Holdings Limited(6)	2,500,000	1.2	200,739	96.6%

*	Represents less than 1%.

●	Represents the voting power with respect to all of our Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class. According to our charter, each Class A Ordinary Shares entitles to 1 vote, and each Class B Ordinary Share entitles to 1,000 votes.

●	Unless otherwise indicated, the business address of each of the individuals is Zhongchao, Room 2504, OOCL Tower, 841 Yan’An Middle Road, Jing’An District, Shanghai, China 200040.

(1)	Mr. Weiguang Yang is the Chairman, Chief Executive Officer, and President of Zhongchao. Mr. Yang holds the shares through his control of More Healthy Holdings Limited.

(2)	Ms. Pei Xu is the Chief Financial Officer of Zhongchao.

(3)	Mr. John C. General is the independent director, chair of the Audit Committee, and Audit Committee financial expert of Zhongchao.

(4)	Ms. Dan Li is the independent director and the chair of the Nominating Committee of Zhongchao.

(5)	Ms. Kevin Dean Vassily is the independent director and the chair of the Compensation Committee of Zhongchao.

(6)	More Healthy Holdings Limited is a company limited by shares incorporated under the laws of British Virgin Islands (“More Healthy”). The address of its business office is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The person having voting, dispositive or investment powers over More Healthy Holdings Limited is Mr. Weiguang Yang.

(7)	Worthy Health Limited Partnership is a limited partnership incorporated under the laws of British Virgin Islands (“Worthy Health”), the general partner of which is More Successful Group Limited, a company limited by shares incorporated under the laws of the British Virgin Islands (“More Successful”), which is controlled by Pei Xu who acts as the sole director of More Successful. The general partner exercises the voting rights with respect to the shares held by Worthy Health. The general partner disclaims beneficial ownership of our shares except to the extent of its pecuniary interest in Worthy Health. As limited partners, Pei Xu, Xuejun Chen, Baoqian Tian, and Shuang Wu respectively own 11.4%, 23%, 6.67%, and 21.75% partnership interests of Worthy Health. The principal office address of Worthy Health is at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

As of the date of this prospectus, there were 6 holders of record entered in our Class A ordinary share register and 2 holders of record entered in our Class B ordinary share register. The number of individual holders of record is based exclusively upon our share register and does not address whether a share or shares may be held by the holder of record on behalf of more than one person or institution who may be deemed to be the beneficial owner of a share or shares in our company.

To our knowledge, no other shareholder beneficially owns more than 5% of our shares. Our company is not owned or controlled directly or indirectly by any government or by any corporation or by any other natural or legal person severally or jointly. Our major shareholders do not have any special voting rights.

PLAN OF DISTRIBUTION

Pursuant to our Placement Agency Agreement dated as of July 23, 2026 (the “Placement Agency Agreement”) with Univest, we have engaged Univest to act as our exclusive placement agent (the “Placement Agent”) to solicit offers to purchase the applicable securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of all of the securities offered hereby. We have entered into the Securities Purchase Agreement directly with certain investors in connection with this offering for the sale of all of the securities offered hereby.

Placement Agent Fees, Commissions and Expenses

The following table shows the total placement agent’s commissions we will pay in connection with the sale of the securities in this offering.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$1.10	$1.10	$5,000,000
Placement agent commissions	$0.077	$0.077	$350,000
Proceeds, before expenses, to us	$1.023	$1.023	$4,650,000

We have agreed to pay the placement agent commissions equal to 7.0% of the aggregate gross proceeds raised in this offering. We have agreed to reimburse the placement agent 1.0% of the aggregate gross proceeds of the offering as non-accountable expense of the offering.

We have also agreed to reimburse the placement agent for up to $80,000 for its out-of-pocket expenses related to the offering, including any reasonable fees, costs and disbursements of the placement agent’s legal counsels’ expenses, and travel costs in connection with the offering.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Right of First Refusal

For the eight-month period following the closing of this offering, the Company has granted the Placement Agent a right of first refusal to provide certain investment banking services to the Company, including acting as lead or joint manager for any underwritten public offering and as lead or joint book-runner, placement agent or initial purchaser in connection with any private offering of the Company’s securities. Any such engagement would be subject to a separate agreement with customary terms, including fees and indemnification, and the right may be terminated by the Company for cause.

Tail Financing

The Placement Agent is entitled to compensation commensurate with the fees, for 12 months from the closing date of this offering, set forth in the Placement Agency Agreement from the sale of any equity, debt or equity-linked securities to any investor actually introduced by the Placement Agent to the Company between the date of the Placement Agency Agreement and the closing of this offering, if such financing is consummated during such 12-month period.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus supplement in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Securities Purchase Agreement. A copy of the Placement Agency Agreement, the Securities Purchase Agreement with the purchasers and the form of Pre-Funded Warrant will be included as an exhibit to our Current Report on Form 6-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Certain Information by Reference”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare, with its business address at with its business address at 17755 US Hwy 19 N, Clearwater, FL 33764.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “ZCMD.”

LEGAL MATTERS

The Company is being represented by Robinson & Cole LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the issuance of the securities offered hereby will be passed upon for us by Ogier (Cayman) LLP.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023 have been audited by Prager Metis CPAs, LLC, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Prager Metis CPAs, LLC is located at 401 Hackensack Avenue, 4th Floor, Hackensack, New Jersey 07601.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (No. 333- 279667), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the ordinary shares, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the ordinary shares. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://izcmd.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, of 1934, as amended, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus supplement and prior to the termination of this offering:

●	The Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 3, 2026;

●	The Reports on Form 6-K filed with the SEC on February 10, 2026, February 27, 2026, March 18, 2026, March 20, 2026, June 5, 2026, June 9, 2026, June 23, 2026 and July 22, 2026;

●	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on February 13, 2020, including any amendments or reports filed for the purposes of updating this description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written requests for copies to us at 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040, Attention: Weiguang Yang, 021-32205987.

PROSPECTUS

Zhongchao Inc.

$300,000,000

Class A Ordinary Shares, Preferred Shares, Debt Securities

Warrants, Units and Rights

We may, from time to time in one or more offerings, offer and sell up to $300,000,000 in the aggregate of Class A ordinary shares of par value US$0.001 each in the capital of the Company (the “Class A Ordinary Shares”), preferred shares, warrants to purchase Class A Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $32.2 million based on the closing price of $1.31 per Class A Ordinary Share on April 11, 2025 and 24,542,708 Ordinary Shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have offered or sold $928,200 securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZCMD.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 20 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Zhongchao Inc. (the “Company” or “Zhongchao Cayman”) is an offshore holding company incorporated as an exempted company with limited liability in the Cayman Islands. Zhongchao Cayman is not a Chinese operating company, but a Cayman Islands holding company with no material operations of its own. Zhongchao Cayman, through the contractual arrangements (the “Contractual Arrangements”), between Beijing Zhongchao Zhongxing Technology Limited (“Zhongchao WFOE”), a wholly owned subsidiary of Zhongchao Cayman incorporated in the People’s Republic of China (the “PRC” or “China”), and a variable interest entity (the “VIE”), Zhongchao Medical Technology (Shanghai) Co., Ltd. (“Zhongchao Shanghai”) and its subsidiaries (collectively with the VIE, the “the PRC operating entities”), consolidate the financial results of the PRC operating entities. We chose such VIE structure due to the restrictions imposed by PRC laws and regulations on foreign ownership of companies engaged in value-added telecommunication services and certain other businesses, and the PRC operating entities operate their businesses in which foreign investment is restricted or prohibited in the PRC. For a description of the VIE contractual arrangements, see “Prospectus Summary - Our Corporate Structure — Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai” starting on page 5 of this prospectus.

You are not investing in the PRC operating entities. The securities offered under this prospectus are securities of Zhongchao Cayman, the Cayman Islands holding company, rather than any securities of the PRC operating entities, therefore, our investors may never hold equity interests in the PRC operating entities. Neither we nor our subsidiaries own any share or equity interest in the PRC operating entities. Instead, we consolidate financial results of the PRC operating entities through the Contractual Arrangements by and among Zhongchao WFOE, the VIE and the shareholders of the VIE. As a result of Zhongchao Cayman’s direct ownership in Zhongchao WFOE and the Contractual Arrangements, we treat the VIE and the VIE’s subsidiaries as the consolidated entities under U.S. GAAP, but we do not own share or equity interests in the VIE or its subsidiaries. We have consolidated the financial results of the VIE and the VIE’s subsidiaries in our consolidated financial statements for accounting purposes in accordance with U.S. GAAP. See “Prospectus Summary – Condensed Consolidating Schedule and Consolidated Financial Statements — Selected Condensed Consolidated Balance Sheets Data”; “— Selected Condensed Consolidated Statements of Operations Data”; and “— Selected Condensed Consolidated Cash Flows Data” starting on page 14 of this prospectus for more information.

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. As we chose such VIE structure, we are subject to certain unique risks and uncertainties that may not otherwise exist if we had direct equity ownership in the PRC operating entities. Further, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitations on foreign ownership and regulatory review of overseas listings of PRC companies through a special purpose vehicle, and the validity and enforcement of the Contractual Arrangements. We are also subject to the risks of uncertainty of any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the operations of the PRC operating entities and/or cause the value of our securities to decrease significantly or become worthless. As of the date of this prospectus, the agreements under the Contractual Arrangements have not been tested in any courts of law. See “Prospectus Summary - Permission Required from the PRC Authorities for Our and PRC Operating Entities’ Operation in China” starting on page 10 of this prospectus, and “Item 3. Key Information D. Risk Factor—We depend upon the Contractual Arrangements in consolidating the financial results of the PRC operating entities, which may not be as effective as direct ownership” in our most recent annual report on Form 20-F filed on April 25, 2025 (the “Annual Report”) and “Risk Factors – We conduct our business through Zhongchao Shanghai and its subsidiaries by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected, and our securities may decline in value or become worthless. In addition, changes in such PRC laws and regulations may materially and adversely affect our business” on page 20 of this prospectus.

Investing in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

We face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments. The Chinese government may intervene or influence the operation of the PRC operating entities and exercise significant oversight and discretion over the conduct of PRC operating entities’ business and may intervene with or influence the operations of the PRC operating entities at any time, which could result in a material change in the operations of the PRC operating entities and/or the value of our securities. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such as us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors – China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick with little advance notice and could have a material adverse effect on the PRC operating entities’ business and the value of our securities” starting on page 21 of this prospectus, and “—The Chinese government exerts substantial influence over the manner in which the PRC operating entities must conduct their business activities. We are currently not required to obtain approval from Chinese authorities to list or continue to list on U.S. exchanges nor for the execution of VIE agreements, however, if the VIE or the holding company were required to obtain approval and were denied permission from Chinese authorities to list or continue to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange or continue to offer securities to investors, which could materially affect the interest of the investors and cause the value of our securities to significantly decline or be worthless” starting on page 21 of this prospectus.

The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. Under the Trial Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, in the opinion of our PRC legal counsel, Han Kun Law Offices, we are required to go through filing procedures with the CSRC within three business days after the completion of the offerings in connection with this registration statement and for our future offerings and listing of our securities in an overseas market under the Trial Measures. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. If we fail to complete such filing requirement, Chinese regulatory authorities may impose fines and penalties upon the PRC operating entities’ operations in China, limit the PRC operating entities’ operating privileges in China, delay or restrict the repatriation of the proceeds from the offerings in connection with this registration statement into China, or take other actions that could have a material adverse effect upon the PRC operating entities’ business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. The officials from the CSRC have also confirmed that for the PRC domestic companies that seek to list overseas with VIE structure, the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with VIE structure which meet the compliance requirements. As the Trial Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. If we are required by the Trial Measures for any future offering or any other financing activities to file with the CSRC, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to the business operations of the PRC operating entities, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. See “Risk Factors – We are required to complete filing procedures with the CSRC in connection with the offerings in connection with this registration statement, it is uncertain whether such filing can be completed or how long it will take to complete such filing” starting on page 23 of this prospectus.

As of the date of this prospectus, in the opinion of our PRC legal counsel, Han Kun Law Offices, although we are required to complete the filing procedure in connection with our offerings under the Trial Measures, no relevant PRC laws or regulations in effect require that we or the PRC operating entities obtain permission from any PRC authorities to issue securities to foreign investors in connection with a potential offering made pursuant to this prospectus as of the date of this prospectus, and neither we nor the PRC operating entities have received any inquiry, notice, warning, sanction, or any regulatory objection to the offerings in connection with this registration statement from the CSRC, the CAC (as defined below), or any other PRC authorities that have jurisdiction over our operations.

In the opinion of our PRC counsel, Han Kun Law Offices, neither we nor the PRC operating entities are required to voluntarily report for a cybersecurity review with the Cyberspace Administration of China (the “CAC”) under the Cybersecurity Review Measures which became effective on February 15, 2022, since neither we nor any of the PRC operating entities have not been identified by the regulatory authorities as a critical information infrastructure operator, and neither we nor any of the PRC operating entities currently have over one million users’ personal information nor do we anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us, our subsidiaries or the PRC operating entities to the Cybersecurity Review Measures. However, given that the Cybersecurity Review Measures do not provide explanation or interpretation for ‘affect or may affect national security’, the PRC regulatory authorities retain broad discretion in interpreting this provision. Should the authorities determine, at their discretion, that our data processing activities affect or may affect national security, we may be subject to a cybersecurity review. Notwithstanding this, as of the date of this prospectus, we have not been involved in any cybersecurity review or investigation by the CAC or other authorities with respect to the Cybersecurity Review Measures. Furthermore, the data processed by us or the PRC operating entities has not been included in the effective core data and important data catalogs by any authority, and we have taken reasonable and adequate technical and management measures to ensure data security. In light of these circumstances, in the opinion of our PRC counsel, Han Kun Law Offices, the likelihood of us being subject to a cybersecurity review is remote.

On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration have not been fully implemented as of the date of this prospectus and will become effective on January 1, 2025. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data.

As of the date of this prospectus, the MDMOOC online platform has approximately 194,700registered users, and we and the PRC operating entities currently do not hold more than one million users/users’ individual information. However, we or the PRC operating entities may be deemed as a data processor under the Regulations on Network Data Security Administration. As of the date of this prospectus, we or the PRC operating entities have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review. See “Prospectus Summary –Permission Required from the PRC Authorities to Issue Our Securities to Foreign Investors.”

As of the date hereof, in the opinion our PRC legal counsel, Han Kun Law Offices, we are in compliance with the applicable PRC laws and regulations governing the data privacy and personal information in all material respects, including the data privacy and personal information requirements of the CAC, and we have not received any complaints from any third party, or been investigated or punished by any PRC competent authority in relation to data privacy and personal information protection. However, as there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, we may not be able to pass such review in relation to the offerings in connection with this registration statement. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed and does not have to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination such that we would become subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. See “Item 3. Key Information—D. Risk Factors — The recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” in the Annual Report.

Our auditor Prager Metis CPAs, LLC (“Prager Metis”) is headquartered in New York, New York, registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Prager Metis was not identified in the Determination Report as a firm subject to the PCAOB’s determination.

We intend to keep any future earnings to re-invest in and finance the expansion of the business of the PRC operating entities, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts due in the ordinary course of business. Cash proceeds raised from overseas financing activities, including the cash proceeds from this offering, may be transferred by Zhongchao Cayman to Group Limited, a Hong Kong company (“Zhongchao HK”), and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to the VIE from Zhongchao WFOE pursuant to certain contractual agreements between Zhongchao WFOE and the VIE as permitted by the applicable PRC regulations. The process for sending such proceeds back to mainland China may be time-consuming after the closing of this offering. We may be unable to use these proceeds to grow the business of the PRC operating entities until the PRC operating entities receive such proceeds in mainland China. Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or capital contribution, are subject to PRC regulations.

As a holding company, for Zhongchao Cayman’s cash and financing requirements, Zhongchao Cayman may rely on transfer of funds, dividends and other distributions on equity paid by Zhongchao HK, which relies on transfer of funds, dividends and other distributions by Zhongchao WFOE, which relies on payment by the PRC operating entities pursuant to the Contractual Arrangement. If any of these entities incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends, make distribution or transfer funds to Zhongchao Cayman. See “Prospectus Summary – Dividend Distributions or Transfers of Cash among the Holding Company, Its Subsidiaries, and the Consolidated VIE” on page 10 of this prospectus.

Zhongchao Cayman and Zhongchao WFOE are not able to make direct capital contributions to the VIE. However, they may transfer cash to the VIE in the form of loans or advances or by making payments to the VIE for inter-group transactions. For the year ended December 31, 2024, 2023 and 2022, Zhongchao Cayman made cash transfers of $4.4 million, $0.1 million and $1.5 million, respectively, to Zhongchao USA LLC (“Zhongchao USA”) as loans. See “Consolidated Financial Statements” included in our Annual Report. Except as otherwise disclosed above, for the years ended December 31, 2024, 2023 and 2022, no other cash transfer or transfer of other assets have occurred between Zhongchao Cayman, its subsidiaries, the consolidated VIE and the subsidiaries of the VIE. For the years ended December 31, 2024, 2023 and 2022, none of our subsidiaries, the consolidated VIE, or the subsidiaries of the VIE have made any dividends or distributions to Zhongchao Cayman. For the years ended December 31, 2024, 2023 and 2022, no dividends or distributions have been made to any U.S. investors.

We plan to distribute earnings or settle amounts owed under the Contractual Arrangements with the VIE when required in the future. As of the date of this prospectus, none of Zhongchao HK, Zhongchao WFOE and the PRC operating entities have made any dividends to Zhongchao Cayman. As of the date of this prospectus, we have not made any dividends or distributions to any U.S. investors. As of the date of this prospectus, Zhongchao Cayman and its subsidiaries, as well as the PRC operating entities have not adopted or maintained any cash management policies and procedures, and each entity needs to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of the mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if any of our subsidiaries in the PRC and the PRC operating entities incurs debt on its own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from the PRC operating entities’ operations through the current Contractual Arrangements, we may be unable to pay dividends on our Class A Ordinary Shares. See “Risk Factors – To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in this prospectus, and “Item 3. Key Information—D. Risk Factors — Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our PRC subsidiaries to obtain financing” in the Annual Report.

The transfer of funds among the PRC operating entities are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Amendment Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. In the opinion of our PRC counsel, Han Kun Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one PRC operating entity to fund another affiliated PRC operating entity’s operations. We or the PRC operating entities have not been notified of any other restriction which could limit the PRC operating entities’ ability to transfer cash among each other. In the future, cash proceeds from overseas financing activities, including this offering, may be transferred by Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to Zhongchao Shanghai from Zhongchao WFOE pursuant to the Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai as permitted by the applicable PRC regulations. For more details, see “Prospectus Summary — Dividend Distributions or Transfers of Cash among the Holding Company, Its Subsidiaries, and the PRC Operating Entities” starting on page 10 of this prospectus.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. In order for us to pay dividends to our shareholders, we will rely on payments made from Zhongchao Shanghai to Zhongchao WFOE, pursuant to the Contractual Arrangements between them, and the distribution of such payments to Zhongchao HK as dividends from Zhongchao WFOE. Certain payments from Zhongchao Shanghai to Zhongchao WFOE are subject to PRC taxes, including business taxes and value added tax.

Further, any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or a capital contribution, are subject to PRC regulations. Capital contributions to our PRC subsidiaries are subject to the report to the Ministry of Commerce of the People’s Republic of China, or the MOFCOM, in its local branches and registration with a local bank authorized by the China’s State Administration of Foreign Exchange, or the SAFE. Any foreign loan procured by our PRC subsidiaries is required to be registered or filed with the SAFE or its local branches or satisfy relevant requirements as provided by the SAFE. Any medium- or long-term loan to be provided by us to the VIEs must be registered with the National Development and Reform Commission, or the NDRC, and the SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds of our financing activities and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of the initial public offering or any subsequent offerings to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the Annual Report.

Zhongchao Cayman is a Cayman Islands company and consolidates the financial results of the PRC operating entities through the Contractual Arrangement. The substantially all of the operations and assets of the PRC operating entities are located in China. In addition, our management consists of five executive officers who are all located in China and three independent directors, among which two (Mr. John C. General and Mr. Kevin Dean Vassily) are located in the United States and one (Ms. Dan Li) is located in China. . A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce the U.S. courts judgments including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, none of whom (except two independent director) are residents in the United States, and whose significant assets are located outside the United States. See “Risk Factors – You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in mainland China against us based on Hong Kong or other foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited” starting on page 24 of this prospectus.

Neither the Company nor any of the PRC operating entities has any operations in Hong Kong/Macau, nor do they have any subsidiaries in Macau, except that Zhongchao Cayman has a wholly owned subsidiary, Zhongchao HK, incorporated in Hong Kong as a holding company without any operations in Hong Kong. As such, we do not believe regulatory actions related to data security or anti-monopoly concerns in Hong Kong/Macau have a material impact on the ability of the Company, its subsidiaries or the PRC operating entities to conduct business, accept foreign investment or continue to be listed on a U.S./foreign exchange.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company” on page 18 of this prospectus for additional information.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A ordinary shares, preferred shares, warrants to purchase Class A ordinary shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $300,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires,

COMMONLY USED DEFINED TERMS

●	All references to “RMB,” “yuan” and “Renminbi” are to the legal currency of China, all references to “HKD” is to the legal currency of Hong Kong, and all references to “USD,” and “U.S. dollars” are to the legal currency of the United States;

●	Unless specifically described otherwise, all references in this prospectus to “Zhongchao,” “we,” “us,” “our,” “the Company,” “the “Registrant” or similar words refer to Zhongchao Inc., together with our subsidiaries. In the context of describing our consolidated financial information the terms “we,” “us,” “our company,” “our,” “Zhongchao” and “Zhongchao Cayman” refer to Zhongchao Inc., a Cayman Islands exempt company, and its subsidiaries, consolidated affiliated companies and the PRC operating entities, as the context required;

●	“Beijing Boya” refers to Beijing Zhongchao Boya Medical Technology Co., Ltd., a PRC company;

●	“Beijing Zhongxuanboya” refers to Beijing Zhongxuanboya Medical Technology Co., Ltd., a PRC company., formerly named as Beijing Yisuizhen Technology Co., Ltd., or “Beijing Yisuizhen.”

●	“China” and “PRC” refer to the People’s Republic of China, including Hong Kong, the special administrative region of Macau and Taiwan, and “China” or the “PRC” exclude Taiwan, Hong Kong, and the special administrative region of Macau when we are referencing to specific laws and regulations adopted by the PRC and other specific legal or tax matters in the PRC in this prospectus; given the PRC government’s authority and oversight may extend to Hong Kong, the legal and operational risks associated with operating in China also apply to operations in Hong Kong;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares, $0.001 par value per share in the capital of the Company;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares, $0.001 par value per share in the capital of the Company;

●	“Controlling Shareholder” refers to Mr. Weiguang Yang, the CEO of the Company;

●	“Hainan Muxin” refers to Hainan Muxin Medical Technology Co., Ltd., a PRC company.

●	“Liaoning Zhixun” refers to Zhixun Internet Hospital (Liaoning) Co., Ltd., a PRC company.

●	“Maidemu Health” refers to Shanghai Maidemu Health Management Co., Ltd., a PRC company.

●	“mobile MAUs” are the number of unique IP address that various mobile devices having access to our MDMOOC mobile app or Sunshine Health Forums from mobile end at least once during a month. The numbers of our mobile MAUs are calculated using internal company data that has not been independently verified, and we treat each distinguishable device IP address as a separate user for purposes of calculating mobile MAUs, although inaccuracy may result from the possibility that one mobile device may have more than one IP addresses;

●	“monthly UVs” of MDMOOC website, MDMOOC.org, or the website of our Sunshine Health Forums, ygjkclass.com, are to the number of unique IP address that various internet browsers apply to access our websites, from either PC end or mobile end, at least once during a month. The numbers of our monthly UVs of our websites are calculated using internal company data that has not been independently verified, and we treat each distinguishable IP address as a separate user for purposes of calculating monthly UVs, although inaccuracy may result from the possibility that some individuals may have more than one IP address and/or share the same IP address with other individuals to access our platform;

●	“NFP(s)” refers to not-for-profit organizations;

●	“Ordinary Shares” refers to Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“SAIC” refers to State Administration for Industry and Commerce in China and currently known as State Administration for Market Regulation;

●	“Shanghai Huijing” refers to Shanghai Huijing Information Technology Co., Ltd., a PRC company;

●	“Shanghai Jingyi” or “Shanghai Zhongxin” refers to Shanghai Zhongxin Medical Technology Co., Ltd, a PRC company, which was formerly known as Shanghai Jingyi, or Shanghai Jingyi Medical Technology Co., Ltd., a PRC company and changed to its current name as Shanghai Zhongxin on November 16, 2020.

●	“Shanghai Maidemu” refers to Shanghai Maidemu Cultural Communication Corp., a PRC company;

●	“Shanghai Xingzhong” refers to Shanghai Xingzhong Investment Management LP, a PRC company;

●	“Shanghai Xinyuan” refers to Shanghai Xinyuan Human Resources Co., Ltd., a PRC company;

●	“Shanghai Zhongxuanboya” refers to Shanghai Zhongxuanboya Medical Technology Co., Ltd., a PRC company;

●	“Shanghai Zhongxun” refers to Shanghai Zhongxun Medical Technology Co., Ltd., a PRC company;

●	“West Angel” refers to West Angel (Beijing) Health Technology Co., Ltd., a PRC company.

●	“Xinjiang Pharmaceutical” refers to Chongqing Xinjiang Pharmaceutical Co., Ltd., a PRC company.

●	“Zhongchao BVI” refers to Zhongchao Group Inc., a British Virgin Island company;

●	“Zhongchao HK” refers to Zhongchao Group Limited, a Hong Kong company;

●	“Zhongchao Shanghai” refers to Zhongchao Medical Technology (Shanghai) Co., Ltd., a PRC company;

●	“Zhongchao USA” refers to Zhongchao USA LLC, a United States company; and

●	“Zhongchao WFOE” refers to Beijing Zhongchao Zhongxing Technology Limited, a PRC company.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained in or incorporated by reference to this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPCTUS SUMMARY

Investors are cautioned that the securities offered under this prospectus are securities of Zhongchao Cayman, our Cayman Islands holding company, which is not a PRC operating company nor does it have any substantive business operations. Zhongchao Cayman conducts business in China through its subsidiaries and affiliated entities.

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Overview

We are not a Chinese operating company, but an offshore holding company incorporated in the Cayman Islands as an exempted company with limited liability. As a holding company with no material operations of our own, we consolidate the financial results of the PRC operating entities through a series of the Contractual Arrangements. Neither we nor our subsidiaries own any equity interests in the PRC operating entities.

We conduct our operations primarily through our PRC operating entities in China, which are described in further detail below. We generate revenues by providing customized online medical courses, customized on-site medical training services, consulting and academic support services and patient management services for patient-aid projects to pharmaceutical and healthcare enterprises and not-for-profit organizations, including medical associations, medical institutions, medical journals, medical foundations and hospitals. We also generate revenues from sales of pharmaceutical products in the PRC.

Our Class A Ordinary Shares currently trading on Nasdaq are the shares of the offshore holding company, Zhongchao Cayman. You are not investing in the PRC operating entities. Instead, we consolidate financial results of Zhongchao Shanghai as primary beneficiary through the Contractual Arrangements.

Zhongchao Shanghai is a platform-based internet technology company and together with its subsidiaries, are offering services to patients with oncology and other major diseases in China. The PRC operating entities address the patient’s needs along their journey of symptoms occurrence, medical consultations, medication prescriptions, medication management, and treatment consultations. The PRC operating entities provide to their pharmaceutical enterprises and not-for-profit organization customers services including online healthcare information, professional training and educational services to healthcare professionals, patient management services in the professional field of tumor and rare diseases, internet healthcare services and pharmaceutical services. The PRC operating entities also provide healthcare educational content to the public via their “Sunshine Health Forums,” which is a platform in China for general healthcare knowledge and information to the public. The PRC operating entities also engage in sales of patent drugs in China.

The PRC operating entities provide healthcare information, education, and training services to healthcare professionals under their “MDMOOC” brand. The PRC operating entities provide focused patient management services, via their “Zhongxun” IT system and WeChat mini program and Zhongxin Health WeChat mini program, to their pharmaceutical enterprises and not-for-profit organization customers.

The PRC operating entities established Xinjiang Pharmaceutical, a PRC company, aiming at realizing medications accessibility and affordability for patients. Xinjiang Pharmaceutical plans to cooperate with Zhixun Internet Hospital and other internet hospitals to build a 2B2C (to business and to customer) pharmaceutical procurement platform and streamline the delivery of medications from pharmaceutical factories to retail ends.

MDMOOC-Healthcare Information, Education, and Training for Professionals

The MDMOOC Online Platform

The MDMOOC online platform which is owned and operated by Zhongchao Shanghai and can be accessed through various channels, including MOOC mobile app, MOOC Medical WeChat subscription account, and MDMOOC website, where users can access our rich media content and engaging Community of Practice Share (COPS) on the MDMOOC website.

MOOC Mobile App

The MOOC mobile app serves as a one-stop destination where the PRC operating entities offer users relevant healthcare knowledge and study insights, assist them along their journey to obtain knowledge and information they are searching for in a supportive community, and allow them to review and test their understanding of courses by participating in the Practice Improvement (PI) system.

When users open the MOOC mobile app, they will immediately see featured banners that display academic courses, open classes, case library, and practice improvement courses. As users scroll down, courses that are most popular among healthcare professionals, courses recommended by the PRC operating entities’ medical editors, and the latest healthcare news appear. Users can also explore various medical courses by medical specialty and subject areas. Opening Course is a collection of video courses of various medical fields and topics. The courses are often presented by medical experts. Most of the courses are free to users.

In addition to providing training and education courses through the platforms, the PRC operating entities have been engaged by certain customers on a project basis to establish individual columns (created based on different diseases) on the MDMOOC online platform to provide training and knowledge of certain drug treatment for healthcare professionals and patients. Most of the drug treatments are cancer-related or rare disease-related. The PRC operating entities also plug in supplemental features, to manage the drug treatment including reviewing patients’ applications, tracking their usage of drugs, and collecting related information (such programs with new plug-in features are hereinafter referred as the “patient-aid projects”).

As of the date of this prospectus, we have created nearly 25 columns for cancer-related drug treatment, including drug treatment for lung cancer, liver cancer, and extended blood cancer, and 12 columns for drug treatment of rare diseases, including drug treatment for pulmonary fibrosis, multiple sclerosis, systemic lupus erythematosus, Crohn’s disease and skin diseases. The total number of patients covered under these patient-aid projects has reached nearly 159,981 by the end of 2024.

MDMOOC WeChat Subscription Account

WeChat subscription account provides a new means for media and individuals to disseminate information, building enhanced communication with readers and improving management efficiency. The subscription account also facilitates discovery and use of services and products. By complementing fully-functional apps, it contributes to increased user engagement and traffic.

The MDMOOC WeChat subscription account features similar interfaces and functions as the MOOC mobile app. It serves as additional access points to the PRC operating entities’ platform.

MDMOOC Website

Users can access online healthcare information, education and training content and the services through the PRC operating entities’ website, www.mdmooc.org. As more internet users shift to mobile ends, the MDMOOC website mainly serves a comprehensive knowledge base targeting users who are in the process of researching for specific medical courses, articles, or news.

The MDMOOC website was designed to meet the needs of their users in a personalized and easy-to-use manner. The PRC operating entities plan to expand into new medical specialty areas that appeal to their current users base and attract new users. The PRC operating entities’ objective is to be the category leader in each of their medical specialty areas by delivering the highest quality specialty-based content and selectively acquiring other high-quality medical specialty Websites. As part of this strategy, the PRC operating entities will (1) work with more medical associations to produce programs and courses to meet the need of healthcare professionals; (2) expand their R&D team and provide more support to their self-developed courses; (3) cooperate with international continuing medical education providers to improve the quality and diversity of their courses; and (4) expand their new media team to create and provide high-quality online courses for mobile users.

The MDMOOC Onsite Activities

In addition to their online presence, the PRC operating entities also hold onsite activities to provide healthcare information and education services from time to time under their “MDMOOC” brand. The PRC operating entities’ onsite activities provide their healthcare professionals with medical knowledge and clinical skills and enhance their professional competitiveness. Also, many of their onsite activities were accompanied with live steaming, which are uploaded to the MDMOOC online platform.

The PRC operating entities believe the offering of a combination of online and onsite services provides the greatest convenience to their end-users. By expanding the choices of healthcare education, the PRC operating entities believe they enhance the overall learning experience of their end-users.

New Plug-in to Certain Programs- Assistance in Patient-Aid Projects

The PRC operating entities have been engaged by certain customers on a project basis to create individual columns on the MDMOOC online platform to provide training and educational contents on certain drug treatment for healthcare professionals and patients. Most of these drug treatments focus on cancer or rare diseases. The PRC operating entities develop these online columns to help qualified patients access free drug treatments provided by not-for-profit organizations until the earlier of the expiration of contract period or the free drugs treatment programs are complete. For each column, the PRC operating entities integrate features to manage the drug treatment process, including reviewing patients’ applications, tracking medication usage, and collecting relevant information. Our not-for-profit organization customers provide those drugs sponsored by pharmaceutical companies without charge to qualified patients and the PRC operating entities charge those customers on the services in connection with the online columns and related training and management. The PRC operating entities believe that, by helping to manage patients’ medication habits and training patients on how to use medications, the online columns not only facilitate the clinical application of those drugs, but also benefit patients.

Sunshine Health Forums-Healthcare Information and Education for the Public

The PRC operating entities aim not only to provide continuing education and training for healthcare professionals but also to promote healthy lifestyles and provide healthcare knowledge to the general public. In order to achieve that, the PRC operating entities have developed and operate the Sunshine Health Forums, an online education-for-all platform that shares articles and content on healthcare and wellness, medical behavior interventions, and emerging health technologies and applications. The PRC operating entities have also developed the Sunshine Health Forum WeChat subscription account, and the official website, Sunshine Health Forum.org, both of which serve as gateways to leading media platforms with which the PRC entities maintain strategic partnerships. These strategic relationships enhance the efficiency and effectiveness of the information delivery to users. The PRC operating entities have organized one school for each disease to make it easier for the general public to obtain information they would like to know. The PRC operating entities have established presence on several prominent we-media platforms, including but not limited, Toutiao.com, WeChat official accounts platform, Yidianzixun.com, Douyin.com, CN-Healthcare.com, iQiyi, Youku, and Huoshan.com.

Zhongxin Health Patient Management Services in Patient-aid Projects

The PRC operating entities utilize their self-developed patient management system, branded as “Zhongxin Health” to provide patient management services to pharmaceutical and non-for-profits customers supporting the management of patients with cancer, rare diseases or other major diseases.

Cancer patients, in particular, face various changes during treatments, including issues with dosing punctuality, incorrect dosage, missed doses, drug interactions, and adverse reaction management. If these challenges are not solved, the treatment process will be negatively affected, undermining patients’ confidence in treatment and potentially affecting the effectiveness of the treatment. To address these medication-related challenges in a timely manner and promote treatment continuity, the PRC operating entities developed and designed the Zhongxin Health mini program which offers a range functions. The program can automatically remind patients to take medications and follow precautions based on their specific types of cancer and medication schedule. It also provides general self-care information to help patients manage potential adverse reactions, offering timely advice tailored to specific side effects they experience during treatment. Additionally, the program could improve patients’ self-management ability through various illustrations and video courses. Utilizing the program, patients can customize and self-manage their medication regime based on cancer type and treatment schedule, which helps improve patients’ confidence in the treatment process.

Xinjiang Pharmaceutical Drug Retail Services

Xinjiang Pharmaceutical was established with a goal to improve medication accessibility and affordability for patients. The company has partnered with Zhixun Internet Hospital and other internet hospitals to build a 2B2C (to business and to customer) pharmaceutical procurement platform and streamline the delivery of medications from pharmaceutical manufactures to retail outlets. This approach enables Xinjiang Pharmaceutical to provide high quality, cost-effective domestic and international drugs, improving drug accessibility and lowering medication costs.

Since the beginning of 2022, embracing the development opportunity of a series of investment promotion of pharmaceutical industry initiated by the Chongqing government, Xinjiang Pharmaceutical has experienced rapid growth. Xinjiang Pharmaceutical has obtained several key licenses, including a Pharmaceutical Trade License, a Medical Device Trade License, and Qualification Certificate for Drug Information Service over the Internet, among others. Xinjiang Pharmaceutical plans to engage in pharmaceutical import and export trade, original equipment manufacturer (OEM)production, medical consumables operation, and pharmaceutical internet services, with an aim to continuously expand its industry and supply chains in China’s pharmaceutical market. Meanwhile, it remains committed to becoming a competitive, technology-based pharmaceutical service enterprise.

Recent Development

Registered Direct Offering

On October 1, 2024, the Company entered into securities purchase agreements with investors (collectively, the “Purchase Agreements”) providing for the issuance and sale by the Company of 3,094,000 Class A ordinary Shares, in a registered direct offering (the “Offering”). On October 2, 2024, the Company consummated the Offering and issued the Shares to the investors at a price of $0.30 per share, generating the gross proceeds to the Company in the total amount of $928,200. The Company did not retained an underwriter or placement agent with respect to the Offering and therefore was not paying any underwriting discounts or commissions. The Company was offering these Class A Ordinary Shares pursuant to a prospectus supplement dated October 1, 2024 and a prospectus dated December 17, 2021, which is part of a registration statement on Form F-3 (File No. 333-256190) that was declared effective by the Securities and Exchange Commission on December 17, 2021.

2024 Private Placement

On November 19, 2024, the Company consummated a private placement, pursuant to those certain securities purchase agreements, dated as of November 14, 2024 (the “Securities Purchase Agreements”), by and between the Company and the purchasers listed on the signature pages thereto (the “PIPE Purchasers”), in which the Company issued and sold (i) an aggregate of 10,000,000 Class A Ordinary Shares and (ii) warrants (the “PIPE Warrants,” and, together with the Class A Ordinary Shares, the “Securities”) to purchase an aggregate of 40,000,000 Class A Ordinary Shares at an exercise price of $1.80 per share with respect to 50% of the PIPE Warrants and an exercise price of $2.00 per share with respect to the other 50% of the PIPE Warrants, subject to adjustment as provided therein, for an aggregate purchase price of $3,000,000. The PIPE Warrants became exercisable for cash or on a cashless basis upon issuance.

On December 12, 2024, the Company issued an aggregate of 9,600,000 Class A Ordinary Shares to the PIPE Purchasers upon cashless exercise of the PIPE Warrants, pursuant to the terms of the PIPE Warrants. As of the date hereof, no PIPE Warrants remain outstanding.

Our Corporate History and Structure

Zhongchao Cayman is a holding company incorporated on April 16, 2019, under the laws of the Cayman Islands. Zhongchao Cayman has no substantive operations other than holding all of the issued and outstanding shares of Zhongchao Group Inc., or Zhongchao BVI, established under the laws of the British Virgin Islands on April 23, 2019.

Zhongchao BVI is also a holding company holding all of the outstanding equity of Zhongchao Group Limited, or Zhongchao HK, which was established in Hong Kong on May 14, 2019. Zhongchao HK is also a holding company holding all of the outstanding equity of Beijing Zhongchao Zhongxing Technology Limited, or Zhongchao WFOE, which was established on May 29, 2019 under the laws of the PRC.

We conduct our business through the VIE, Zhongchao Medical Technology (Shanghai) Corp., or Zhongchao Shanghai, a PRC company, and through 10 subsidiaries of Zhongchao Shanghai, including Shanghai Zhongxun, Shanghai Zhongxin, Maidemu Health, Beijing Boya, Hainan Muxin, Shanghai Huijing, Xinjiang Pharmaceutical, West Angel, Shanghai Zhnogxunboya and Beijing Zhongxuanboya, each a PRC company. They commenced their operations under the name Zhongchao Medical Consulting (Shanghai) Limited, or Shanghai Zhongchao Limited, a limited liability company established under the laws of the PRC, to provide medical online and offline training services.

Zhongchao Shanghai was incorporated on August 17, 2012 by Juru Guo and Baorong Xue, who held 60% and 40% equity interests in Zhongchao Shanghai respectively. On May 25, 2015, the two shareholders transferred all equity interests to Weiguang Yang who held 100% equity interests in Zhongchao Shanghai after the transfer. On January 15, 2016, the name was changed to Zhongchao Medical Technology (Shanghai) Co., Ltd. On February 5, 2016, the management completed its registration with the State Administration for Industry and Commerce, currently known as State Administration for Market Regulation, to convert Shanghai Zhongchao Limited into a company limited by shares, or Zhongchao Shanghai. Through direct ownership, Zhongchao Shanghai has established subsidiaries and branch offices in various cities in PRC, including Beijing, Shanghai, Hainan, Liaoning and Chongqing.

On April 16, 2019, Zhongchao Cayman was incorporated in the Cayman Islands as an exempted company with limited liability, shortly following which More Healthy Holding Limited, a BVI company 100% owned by Weiguang Yang (“More Healthy”), acquired 5,497,715 Class B Ordinary Shares of par value US$0.0001 per share as founder shares, representing, at that time, 80.94% of total voting power of the Company, on converted basis, given that each Class B Ordinary Share was entitled to 15 votes and each Class A Ordinary Share was entitled to 1 vote and assuming the exercise of the HF Warrant (as defined below).

As part of the Company’s organization for the purpose of the initial public offering and listing on Nasdaq, on August 1, 2019, the Company and HF Capital Management Delta, Inc., a company incorporated under the laws of the Cayman Islands (“HF Capital”) entered into a certain warrant agreement to purchase Class A Ordinary Shares of the Company (the “HF Warrant”). At the issuance of the HF Warrant, Yantai Hanfujingfei Investment Centre (LP), a limited partnership incorporated under the PRC laws (“Yantai HF”, whose managing partner, Hanfor Capital Management Co., Ltd., was the sole member of HF Capital, and together with “HF Capital” hereinafter collectively referred to as “HF”) was a 6.25% shareholder of Zhongchao Shanghai and planned to withdraw its capital contribution in Zhongchao Shanghai but to contribute the same amount of capital to Zhongchao Cayman directly via HF Capital.

In order to streamline the Company’s business structure, on December 13, 2024, Shanghai Xinyuan Human Resources Co., Ltd., previously a wholly owned subsidiary of Shanghai Zhongchao completed its deregistration, and on January 7, 2025, Zhixun Internet Hospital (Liaoning) Co., Ltd., previously a wholly owned subsidiary of Beijing Boya completed its deregistration in accordance with PRC laws, respectively.

On March 7, 2025, Beijing Yisuizhen and Shanghai Zhongxin entered into an equity interest transfer agreement, pursuant to which Beijing Yisuishen transferred all its equity interest in West Angel to Shanghai Zhongxin for a total consideration of approximately $850,884. As a result, Shanghai Zhongxin owns 60% of equity interest in West Angel.

On February 7, 2025, Shanghai Zhongxuanboya Medical Technology Co., Ltd. (“Shanghai Zhongxuanboya”) was incorporated under the PRC laws as a wholly owned subsidiary of Shanghai Zhongxun.

On February 24, 2025, Hainan Muxin, a wholly owned subsidiary of Shanghai Zhongxin, and Shanghai Zhongxuanboya entered into an equity interest transfer agreement, pursuant to which Hainan Muxin agreed to transfer all its equity interest in Beijing Yisuizhen to Shanghai Zhongxuanboya. As a result, Beijing Yisuizhen became a wholly owned subsidiary of Shanghai Zhongxuanboya. On March 26, 2025, Beijing Yisuizhen changed its name to Beijing Zhongxuanboya.

Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai

Zhongchao Cayman is an offshore holding company incorporated in the Cayman Islands as an exempted company with limited liability. As a holding company with no material operations of our own, we, through the contractual arrangements (the “Contractual Arrangements”), between Beijing Zhongchao Zhongxing Technology Limited (“Zhongchao WFOE”), a wholly subsidiary of Zhongchao Cayman incorporated in the PRC, and a variable interest entity (the “VIE”), Zhongchao Medical Technology (Shanghai) Co., Ltd. (“Zhongchao Shanghai”) and its subsidiaries or collectively “the PRC operating entities”, consolidate the financial results of the PRC operating entities. Due to the restrictions imposed by PRC laws and regulations on foreign ownership of companies engaged in value-added telecommunication services and certain other businesses, we operate our businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies. Accordingly, the Contractual Arrangements are designed to allow Zhongchao Cayman to consolidate Zhongchao Shanghai’s operations and financial results in Zhongchao Cayman’s financial statements in accordance with U.S. GAAP as the primary beneficiary. Neither we nor our subsidiaries own any equity interests in the PRC operating entities.

The Contractual Arrangements consist of a series of agreements by and among Zhongchao WFOE, Zhongchao Shanghai and the shareholders of Zhongchao Shanghai. A summary of the material terms of each agreement is set forth below.

Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement, dated August 14, 2019 (the “Equity Interest Pledge Agreement”), each shareholder of Zhongchao Shanghai (each, a “Shareholder” and collectively, the “Shareholders”) pledged all of its equity interest in Zhongchao Shanghai to guarantee the Shareholders’ and Zhongchao Shanghai’s performance of their respective obligations under each of the Master Exclusive Service Agreement, Business Cooperation Agreement, Exclusive Option Agreement and Proxy Agreement and Power of Attorney (each as defined below). If Zhongchao Shanghai or any of the Shareholders breaches their contractual obligations under these agreements, Zhongchao WFOE, as pledgee, will be entitled to dispose the pledged equity interest entirely or partially. Each of the Shareholders agrees that, during the term of the Equity Interest Pledge Agreement, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests without the prior written consent of Zhongchao WFOE. In addition, Zhongchao WFOE has the right to collect dividends generated by the pledged equity interest during the term of the pledge. The initial term of the Equity Interest Pledge Agreement is 20 years. After the expiration of the term of initial pledge registration, Zhongchao WFOE may at its sole discretion require the Shareholders to extend the term of the equity interest registration.

Proxy Agreement and Power of Attorney

Pursuant to the proxy agreement and power of attorney, dated August 14, 2019 (the “Proxy Agreement and Power of Attorney”), each Shareholder irrevocably appointed Zhongchao WFOE to act as such Shareholder’s exclusive attorney-in-fact to exercise all shareholder rights, including, but not limited to, voting on all matters of Zhongchao Shanghai requiring shareholder approval, disposing of all or part of such Shareholder’s equity interest in Zhongchao Shanghai and oversee and review Zhongchao Shanghai’s operation and financial information. Zhongchao WFOE is entitled to designate any person to act as such Shareholder’s exclusive attorney-in-fact without notifying or the approval of such Shareholder, and if required by PRC law, Zhongchao WFOE shall designate a PRC citizen to exercise such right. Each Proxy Agreement and Power of Attorney will remain in force for so long as Zhongchao Shanghai exists. The Shareholders do not have the right to terminate this agreement or revoke the appointment of the attorney-in-fact without the prior written consent of Zhongchao WFOE.

Spouse Consent Letters

Pursuant to the Spouse Consent Letters, dated August 14, 2019, the spouse of each married Shareholder of Zhongchao Shanghai unconditionally and irrevocably agreed not to assert any rights over the equity interest in Zhongchao Shanghai held by and registered in the name of their spouse. In addition, each of them agreed to be bound by the Contractual Arrangements in the event that such spouse obtains any equity interest in Zhongchao Shanghai for any reason.

Master Exclusive Service Agreement

Under the master exclusive service agreement, dated August 14, 2019 (the “Master Exclusive Service Agreement”), by and between Zhongchao WFOE and Zhongchao Shanghai, Zhongchao WFOE has the exclusive right to provide Zhongchao Shanghai with technical support, consulting services and other services. Zhongchao WFOE has the right to designate and appoint, at its sole discretion, any entities affiliated with the Zhongchao WFOE to provide any and all services. The service fees are calculated and paid on a yearly basis and at the amount that equals to 100% of the consolidated net profits of Zhongchao Shanghai. Zhongchao WFOE may adjust the service fee at its discretion after taking into account multiple factors, such as the difficulty of the services provided, the time consumed, the content and commercial value of services provided and the market price of comparable services. Zhongchao WFOE owns the intellectual property rights arising out of the performance of this agreement. Zhongchao Shanghai shall seek approval from Zhongchao WFOE prior to entering into any contracts obtaining the same or similar services as provided under the Master Exclusive Service Agreement. This agreement will remain effective as long as Zhongchao Shanghai exists, unless Zhongchao WFOE advance written notice to Zhongchao Shanghai and the Shareholders or upon the transfer of all the equity interest held by the Shareholders to Zhongchao WFOE and/or a third party designated by Zhongchao WFOE.

Business Cooperation Agreement

Under the business cooperation agreement, dated August 14, 2019 (the “Business Cooperation Agreement”), without Zhongchao WFOE’s prior written consent, Zhongchao Shanghai agrees not to engage in any transaction which may materially affect its asset, obligation, right or operation, including but not limited to: any activities not within its normal business scope, merger and acquisition, offering any loan to any third party and incurring any debt from any third party. Zhongchao Shanghai shall seek approval from Zhongchao WFOE prior to entering into any material contract, except the contracts executed in the ordinary course of business. Zhongchao Shanghai shall cause the persons designated by Zhongchao WFOE to be the directors and executive officers of Zhongchao Shanghai. This agreement will remain effective as long as Zhongchao Shanghai exists, unless Zhongchao WFOE provides advance written notice to Zhongchao Shanghai and the Shareholders or upon the transfer of all the equity interest held by the Shareholders to Zhongchao WFOE and/or a third party designated by Zhongchao WFOE.

Exclusive Option Agreement

Pursuant to the exclusive option agreement, dated August 14, 2019 (the “Exclusive Option Agreement”), each Shareholder irrevocably granted Zhongchao WFOE an exclusive option to purchase, or have its designated person or persons to purchase, at its discretion, to the extent permitted under PRC law, all or part of such Shareholder’s equity interests in Zhongchao Shanghai. The purchase price is equal to the lowest price allowable under PRC laws and regulations at the time of the transfer. Zhongchao Shanghai has agreed that, without Zhongchao WFOE’s prior written consent, Zhongchao Shanghai shall cause the persons designated by Zhongchao WFOE to be the directors and executive officers of Zhongchao Shanghai, not amend its articles of association, increase or decrease the registered capital, sell or otherwise dispose of its assets or beneficial interest, create or allow any encumbrance on its assets or other beneficial interests, provide any loans to any third parties, enter into any material contract, merge with or acquire any other persons or make any investments, or distribute dividends to the Shareholders. The Shareholders have agreed that, without Zhongchao WFOE’s prior written consent, they will not dispose of their equity interests in Zhongchao Shanghai or create or allow any encumbrance on their equity interests. Moreover, without Zhongchao WFOE’s prior written consent, no dividend will be distributed by Zhongchao Shanghai to the Shareholders, and if any of the Shareholders receives any profit, interest, dividend or proceeds of share transfer or liquidation, such Shareholder must give such profit, interest, dividend and proceeds to Zhongchao WFOE. These agreements will remain effective as long as Zhongchao Shanghai exists unless Zhongchao WFOE advance written notice to Zhongchao Shanghai and the Shareholders or upon the transfer of all the equity interest held by the Shareholders to Zhongchao WFOE and/or its designee.

2020 VIE Agreements

On August 1, 2020, all shareholders of Zhongchao Shanghai, except Mr. Yang and Shanghai Xingzhong, decided to withdraw their capital contribution from Zhongchao Shanghai (the “Capital Reduction”). Given the effect of the Capital Reduction, Mr. Yang became the 76.4% shareholder of Zhongchao Shanghai with the remaining equity interests held by Shanghai Xingzhong. On September 10, 2020, Zhongchao WFOE, and Zhongchao Shanghai, and its shareholders signed a confirmation agreement to confirm that the original VIE Agreements entered on August 14, 2019 (the “Original VIE Agreements”) have been terminated because of the Capital Reduction.

Accordingly, on September 10, 2020, to clarify the legal effect of the Capital Reduction and to sustain our ability to consolidate the financial results of Zhongchao Shanghai, Mr. Yang and Shanghai Xingzhong, as the shareholders of Zhongchao Shanghai, signed a series of VIE agreements with Zhongchao WFOE, the terms of which are substantially the same as those of the Original VIE Agreements except the number of shareholders of Zhongchao Shanghai reduced to two (the “2020 VIE Agreements”). Upon entry into the 2020 VIE Agreements, the Original VIE Agreements, except for the Master Exclusive Service Agreement, were expired.

Our board of directors approved and ratified the 2020 VIE Agreements. We did not expect any negative impact of these 2020 VIE Agreements on its operation. The 2020 VIE Agreements enable Zhongchao Cayman to consolidate the financial results of Zhongchao Shanghai as primary beneficiary.

2021 VIE Agreements

On August 31, 2021, Shanghai Xingzhong, one shareholder of Zhongchao Shanghai transferred all of its equity interest, equal to 23.6% of the total equity interest   of Zhongchao Shanghai, to Shanghai Xingban Enterprise Management Partnership (Limited Partnership), a limited partnership incorporated in China, or Shanghai Xingban. The general partner of Shanghai Xingban is Weiguang Yang, our CEO and Chairman, and its limited partner is Pei Xu, our CFO. As a result, Mr. Yang is the 76.4% shareholder of Zhongchao Shanghai with the remaining equity interests held by Shanghai Xingban.

Accordingly, on September 10, 2021, to clarify the legal effect of such share transfer and to sustain our ability to consolidate the financial results of Zhongchao Shanghai, Mr. Yang and Shanghai Xingban, as all the shareholders of Zhongchao Shanghai, signed a series of VIE agreements with Zhongchao WFOE, the terms of which are substantially the same as those of the 2020 VIE Agreements except the one shareholder of Zhongchao Shanghai was changed (the “2021 VIE Agreements”). Upon entry into the 2021 VIE Agreements, the 2020 VIE Agreements, except for the Master Exclusive Service Agreement, were expired.

Our board of directors approved and ratified the 2021 VIE Agreements. We do not expect any negative impact of these 2021 VIE Agreements on its operation. The 2021 VIE Agreements enable Zhongchao Cayman to consolidate the financial results of Zhongchao Shanghai as primary beneficiary.

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. As we chose such VIE structure, we are subject to certain unique risks and uncertainties that may not otherwise exist if we had direct equity ownership in the PRC operating entities. Because we do not directly hold equity interests in the VIE and its subsidiaries, our Contractual Arrangements may not be effective in providing control over Zhongchao Shanghai. Further, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitations on foreign ownership and regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the Contractual Arrangements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the PRC operating entities’ operations and cause the value of our securities to decrease significantly or become worthless. However, as of the date of this prospectus, the agreements under the Contractual Arrangements have not been tested in any courts of law.

The following charts summarize our corporate legal structure and identify our subsidiaries, our VIE and its subsidiaries.

Permission Required from the PRC Authorities to Issue Our Securities to Foreign Investors

As of the date of this prospectus, in the opinion of our PRC legal counsel, Han Kun Law Offices, although we are required to complete the filing procedure in connection with our offerings under the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, no relevant PRC laws or regulations in effect require that we or the PRC operating entities obtain permission from any PRC authorities to issue securities to foreign investors in connection with a potential offering made pursuant to this prospectus as of the date of this prospectus, and neither we nor the PRC operating entities have received any inquiry, notice, warning, sanction, or any regulatory objection to the offerings in connection with this registration statement from the China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (the “CAC”), or any other PRC authorities that have jurisdiction over our operations.

The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over the use of variable interest entities for overseas listing, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On February 17, 2023, the CSRC promulgated the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application; and (4) if the issuer issues securities in the same overseas market after the initial issuance and listing, it shall submit filings with the CSRC within three business days after the completion of the issuance. Therefore, in the opinion of our PRC legal counsel, Han Kun Law Offices, we are required to go through filing procedures with the CSRC within three business days after the completion of the offerings in connection with this registration statement and for our future offerings and listing of our securities in an overseas market under the Trial Measures. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. If we fail to complete such filing requirement, Chinese regulatory authorities may impose fines and penalties upon the PRC operating entities’ operations in China, limit the PRC operating entities’ operating privileges in China, delay or restrict the repatriation of the proceeds from the offerings in connection with this registration statement into China, or take other actions that could have a material adverse effect upon the PRC operating entities’ business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

The officials from the CSRC have also confirmed that for the PRC domestic companies that seek to list overseas with VIE structure, the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with VIE structure which meet the compliance requirements. As the Trial Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. If we are required by the Trial Measures for any future offering or any other financing activities to file with the CSRC, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

In the opinion of our PRC counsel, Han Kun Law Offices, neither we nor the PRC operating entities are required to voluntarily report for a cybersecurity review with the CAC under the Cybersecurity Review Measures which became effective on February 15, 2022, since neither we nor the PRC operating entities have not been notified by the regulatory authorities as critical information infrastructure operators, and we or the PRC operating entities currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. However, given that the Cybersecurity Review Measures do not provide explanation or interpretation for ‘affect or may affect national security’, the PRC regulatory authorities retain broad discretion in interpreting this provision. Should the authorities determine, at their discretion, that our data processing activities affect or may affect national security, we may be subject to a cybersecurity review. Notwithstanding this, as of the date of this prospectus, we have not been involved in any cybersecurity review or investigation by the CAC or other authorities with respect to the Cybersecurity Review Measures. Furthermore, the data processed by us or the PRC operating entities has not been included in the effective core data and important data catalogs by any authority, and we have taken reasonable and adequate technical and management measures to ensure data security. In light of these circumstances, in the opinion of our PRC counsel, Han Kun Law Offices, the likelihood of us being subject to a cybersecurity review is remote.

On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration have not been fully implemented as of the date of this prospectus and will become effective on January 1, 2025. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion and other activities of network data. As of the date of this prospectus, the MDMOOC online platform has approximately 194,700 registered users, and we currently do not hold more than one million users/users’ individual information.  However, we or the PRC operating entities may be deemed as a data processor under the Regulations on Network Data Security Administration. As of the date of this prospectus, neither we nor the PRC operating entities have been informed by any PRC governmental authority of any requirement that we or the PRC operating entities file for a cybersecurity review.  However, if we or the PRC operating entities are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we or the PRC operating entities could be subject to PRC cybersecurity review.

Permission Required from the PRC Authorities for Our and PRC Operating Entities’ Operation in China

As of the date of this prospectus, except as disclosed in this prospectus and our most recent annual report on Form 20-F on April 25, 2025, 2024 (the “Annual Report”), we, or the PRC operating entities are not required to obtain any other permission or approval from the PRC authorities for the PRC operating entities’ operations in China, nor have we, or the PRC operating entities, received any denial for our operation in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals in the future. If any of the PRC operating entities is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the requisite licenses and permits, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, if any of the PRC operating entities had inadvertently concluded that such licenses, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires any of the PRC operating entities to obtain such licenses, permits, registrations or filings in the future, the relevant PRC operating entities may be unable to obtain such necessary licenses, permits, registrations or filings in a timely manner, or at all, and such licenses, permits, registrations or filings may be rescinded even if obtained. Any such circumstance may subject the relevant PRC operating entities to fines and other regulatory, civil or criminal liabilities, and the relevant PRC operating entities may be ordered by the competent government authorities to suspend relevant operations, which will materially and adversely affect our business operations. See “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—The PRC operating entities’ failure to obtain, maintain or renew other licenses, approvals, permits, registrations or filings necessary to conduct their operations in China could have a material adverse impact on our business, financial conditions and results of operations.” in the Annual Report.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the PRC operating entities’ operations, significant depreciation of the value of our securities, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene with or influence the operations of the PRC operating entities at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of the PRC operating entities and/or the value of our securities.

In the opinion of our PRC legal counsel, Han Kun Law Offices, based on their understanding of the current PRC laws, rules and regulations, that (i) the structure for operating our business in China (including our corporate structure and Contractual Arrangements among Zhongchao WFOE, Zhongchao Shanghai and their shareholders), as of the date of this prospectus, do not result in any violation of PRC laws or regulations currently in effect; and (ii) the Contractual Arrangements among Zhongchao WFOE and Zhongchao Shanghai and their shareholders governed by PRC law are valid, binding and enforceable in accordance with the terms of each of the Contractual Arrangements, and do not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the Contractual Arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel.

Dividend Distributions or Transfers of Cash among the Holding Company, Its Subsidiaries, and the Consolidated VIE

For the year ended December 31, 2024, Zhongchao Cayman made cash transfer of $4.4 million to Zhongchao USA. For the year ended December 31, 2023, Zhongchao Cayman made cash transfer of $0.1 million to Zhongchao USA. For the year ended December 31, 2022, Zhongchao Cayman made cash transfer of $1.5 million to Zhongchao USA. Except as otherwise disclosed above, for the years ended December 31, 2024, 2023 and 2022, no other cash transfer or transfer of other assets have occurred between Zhongchao Cayman, its subsidiaries, the consolidated VIE and the subsidiaries of the VIE. For the years ended December 31, 2024, 2023 and 2022, none of our subsidiaries, the consolidated VIE, or the subsidiaries of the VIE have made any dividends or distributions to Zhongchao Cayman. For the years ended December 31, 2024, 2023 and 2022, no dividends or distributions have been made to any U.S. investors.

We intend to keep any future earnings to re-invest in and finance the expansion of the business of the PRC operating entities, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts due in the ordinary course of business. Cash proceeds raised from overseas financing activities, including the cash proceeds from this offering, may be transferred by Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to the VIE from Zhongchao WFOE pursuant to certain contractual agreements between Zhongchao WFOE and the VIE as permitted by the applicable PRC regulations. The process for sending such proceeds back to the mainland China may be time-consuming after the closing of this offering. We may be unable to use these proceeds to grow the business of the PRC operating entities until the PRC operating entities receive such proceeds in mainland China. Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to PRC regulations. Capital contributions to our PRC subsidiaries are subject to the report to the Ministry of Commerce of the People’s Republic of China, or the MOFCOM, in its local branches and registration with a local bank authorized by the China’s State Administration of Foreign Exchange, or the SAFE. Any foreign loan procured by our PRC subsidiaries is required to be registered or filed with the SAFE or its local branches or satisfy relevant requirements as provided by the SAFE. Any medium- or long-term loan to be provided by us to the VIEs must be registered with the National Development and Reform Commission, or the NDRC, and the SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds of our financing activities and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of the initial public offering or any subsequent offerings to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the Annual Report.

Under our current corporate structure, we rely on dividend payments from Zhongchao HK and Zhongchao WFOE to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to pay any debt we may incur:

●	Zhongchao WFOE’s ability to distribute dividends is based upon its distributable earnings. Current mainland China regulations permit Zhongchao WFOE to pay dividends to Zhongchao HK in accordance with applicable PRC laws and regulations under which Zhongchao WFOE can only pay dividends to Zhongchao HK out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Furthermore, Zhongchao WFOE could make payments to Zhongchao HK pursuant to the relevant agreements between them as permitted by the applicable PRC regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China may also set aside a portion of its after-tax profits to fund an optional employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of shareholders. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

●	Based on the Hong Kong laws and regulations, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities and some tax restrictions between Hong Kong and mainland China as discussed herein below in this section. As a result, Zhongchao HK may further distribute any dividends or payments (if any) received from Zhongchao WFOE to Zhongchao Cayman as dividends.

●	Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from Zhongchao HK, which will be dependent on receipt of dividends or payments (if any) from Zhongchao WFOE, which will be dependent on payments from the VIE in accordance with the laws and regulations of the PRC and the Contractual Arrangements.

●	Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets. Furthermore, if Zhongchao WFOE, Zhongchao HK or the VIE incurs debt on its own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If either Zhongchao WFOE, Zhongchao HK or the VIE is unable to distribute dividends or make payments directly or indirectly to Zhongchao Cayman, we may be unable to pay dividends on our Ordinary Shares. See “Risk Factors – To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in this prospectus and “Item 3. Key Information—D. Risk Factors — Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our PRC subsidiaries to obtain financing” in the Annual Report.

●

If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. Certain payments from the VIE, Zhongchao Shanghai, to Zhongchao WFOE are subject to PRC taxes, including business taxes and value added tax.

●	Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Zhongchao HK. As of the date of this prospectus, we have not applied and have no plan to apply for the tax resident certificate from the relevant Hong Kong tax authority.

The transfer of funds among the PRC operating entities are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. In the opinion of our PRC counsel, Han Kun Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one PRC operating entity to fund another affiliated PRC operating entity’s operations. We or the PRC operating entities have not been notified of any other restriction which could limit the PRC operating entities’ ability to transfer cash among each other. In the future, cash proceeds from overseas financing activities, including this offering, may be transferred by Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be. Cash proceeds may flow to Zhongchao Shandong from Zhongchao WFOE pursuant to the Contractual Arrangements between Zhongchao WFOE and Zhongchao Shandong as permitted by the applicable PRC regulations.

Holding Foreign Company Accountable Act

Pursuant to the HFCA Act, if the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed and does not have to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two.

Condensed Consolidating Schedule and Consolidated Financial Statements

Selected Condensed Consolidated Balance Sheets

The following tables present selected condensed consolidated balance sheets as of December 31, 2024 and 2023, which show financial information for (i) the parent company, Zhongchao Cayman, (ii) its aggregated subsidiaries (Zhongchao BVI, Zhongchao HK, Zhongchao USA, and Zhongchao Japan), (iii) Zhongchao WFOE disaggregated, and (iv) the VIE and its subsidiaries.

	December 31, 2024
	Parent	Subsidiaries	WFOE	VIE and its Subsidiaries	Elimination	Total

Cash and cash equivalents	$1,088,565	$2,392,807	$5,280	$4,354,654	$-	$7,841,306
Short-term investment	4,040,000	1,202,441	-	-	-	5,242,441
Accounts receivable	-	-	-	4,682,320	-	4,682,320
Other current assets	54,383	27,853	-	858,914	-	941,150
Total current assets	5,182,948	3,623,101	5,280	9,895,888	-	18,707,217
Investment in subsidiaries, VIE and VIE’s subsidiaries	5,113,612	-	-		(5,113,612)	-
Property and equipment, net	-	1,661,000	-	4,206,154	-	5,867,154
Total non-current assets	5,113,612	1,661,000	-	5,516,736	(5,113,612)	7,177,736
Amount due from the Company and its subsidiaries	12,247,807	-	27,400	-	(12,275,207)	-
Total Assets	$22,544,367	$5,284,101	$32,680	$15,412,624	$(17,388,819)	$25,884,953

Total current liabilities	$-	$16,226	$-	$1,514,204	$-	$1,530,430
Total non-current liabilities	-	-	-	203,470	-	203,470
Amounts due to the Company and its subsidiaries	-	11,056,078	-	483,800	(11,539,878)	-
Total Liabilities	-	11,072,304	-	2,201,474	(11,539,878)	1,733,900
Total Shareholders’ Equity (Deficit)	22,544,367	(5,788,203)	32,680	13,211,150	(5,848,941)	24,151,053
Total Liabilities and Shareholders’ Equity	$22,544,367	$5,284,101	$32,680	$15,412,624	$(17,388,819)	$25,884,953

	December 31, 2023
	Parent	Subsidiaries	WFOE	VIE and its Subsidiaries	Elimination	Total

Cash and cash equivalents	$150,071	$1,948,232	$6,829	$5,443,562	$-	$7,548,694
Short-term investment	5,241,677	656,132	-	-	-	5,897,809
Accounts receivable	-	-	-	2,552,738	-	2,552,738
Other current assets	143,208	8,909	-	2,559,688	-	2,711,805
Total current assets	5,534,956	2,613,273	6,829	10,555,988	-	18,711,046
Investment in subsidiaries, VIE and VIE’s subsidiaries	5,756,419	-	-		(5,756,419)	-
Property and equipment, net	-	1,524,676	-	1,697,576	-	3,222,252
Total non-current assets	5,756,419	1,690,547	-	4,015,050	(5,756,419)	5,705,597
Amount due from the Company and its subsidiaries	7,948,307	-	26,760	-	(7,975,067)	-
Total Assets	$19,239,682	$4,303,820	$33,589	$14,571,038	$(13,731,486)	$24,416,643

Total current liabilities	$-	$3,389	$-	$2,674,972	$-	$2,678,361
Total non-current liabilities	-	-	-	700,112	-	700,112
Amounts due to the Company and its subsidiaries	-	6,910,884	-	564,652	(7,475,536)	-
Total Liabilities	-	6,914,273	-	3,939,736	(7,475,536)	3,378,473
Total Shareholders’ Equity (Deficit)	19,239,682	(2,610,453)	33,589	10,631,302	(6,255,950)	21,038,170
Total Liabilities and Shareholders’ Equity	$19,239,682	$4,303,820	$33,589	$14,571,038	$(13,731,486)	$24,416,643

Selected Condensed Consolidated Statements of Income

The following tables present selected condensed consolidated statements of income and comprehensive income for the years ended December 31, 2024, 2023 and 2022, which show financial information for (i) the parent company, Zhongchao Cayman, (ii) its aggregated subsidiaries (Zhongchao BVI, Zhongchao HK, Zhongchao USA and Zhongchao Japan), (iii) Zhongchao WFOE disaggregated, and (iv) the VIE and its subsidiaries.

	For the year ended December 31, 2024
	Parent	Subsidiaries	WFOE	VIE and its Subsidiaries	Elimination	Total

Revenues	$-	$-	$-	$15,864,773	$-	$15,864,773
Costs of revenue	$-	$-	$-	$6,952,560	$-	$6,952,560
Gross profit	$-	$-	$-	$8,912,213	$-	$8,912,213
Share of (loss) income of subsidiaries, VIE and VIE’s subsidiaries	$(642,807)	$2,532,747	$2,532,739	$-	$(4,422,679)	$-
Net (loss) income	$(643,229)	$(642,807)	$2,532,747	$2,902,555	$(4,422,679)	$(273,413)

	For the year ended December 31, 2023
	Parent	Subsidiaries	WFOE	VIE and its Subsidiaries	Elimination	Total

Revenues	$-	$-	$-	$19,433,945	$-	$19,433,945
Costs of revenue	$-	$-	$-	$(10,921,753)	$-	$(10,921,753)
Gross profit	$-	$-	$-	$8,512,192	$-	$8,512,192
Share of loss of subsidiaries, VIE and VIE’s subsidiaries	$(11,440,721)	$(10,809,427)	$(10,809,444)	$-	$33,059,592	$-
Net loss	$(11,335,911)	$(11,440,721)	$(10,809,427)	$(10,780,772)	$33,059,592	$(11,307,239)

	For the year ended December 31, 2022
	Parent	Subsidiaries	WFOE	VIE and its Subsidiaries	Elimination	Total

Revenues	$-	$-	$-	$14,151,516	$-	$14,151,516
Costs of revenue	$-	$-	$-	$(7,794,852)	$-	$(7,794,852)
Gross profit	$-	$-	$-	$6,356,664	$-	$6,356,664
Share of loss of subsidiaries, VIE and VIE’s subsidiaries	$(2,919,423)	$(1,545,868)	$(1,545,868)	$-	$6,011,159	$-
Net loss	$(2,940,891)	$(2,919,423)	$(1,545,868)	$(1,427,296)	$6,011,159	$(2,822,319)

Selected Condensed Consolidated Statements of Cash Flows

The following tables present selected condensed consolidated statements of cash flows for the years ended December 31, 2024, 2023 and 2022, which show financial information for (i) the parent company, Zhongchao Cayman, (ii) its aggregated subsidiaries (Zhongchao BVI, Zhongchao HK, Zhongchao USA and Zhongchao Japan), (iii) Zhongchao WFOE disaggregated, and (iv) the VIE and its subsidiaries.

	For the year ended December 31, 2024
	Parent	Subsidiaries	WFOE	VIE and its Subsidiaries	Elimination	Total

Net cash provided by (used in) operating activities	$198,117	$878,538	$(1,382)	$1,528,919	$(4,077,435)	$(1,473,243)
Net cash used in investing activities	$(3,097,823)	$(521,865)	$-	$(2,487,565)	$4,299,500	$(1,807,753)
Net cash provided by financing activities	$3,838,200	$-	$-	$-	$-	$3,838,200

	For the year ended December 31, 2023
	Parent	Subsidiaries	WFOE	VIE and its Subsidiaries	Elimination	Total

Net cash (used in) provided by operating activities	$(193,778)	$(2,351,935)	$17	$1,124,613	$1,475,312	$54,229
Net cash (used in) provided by investing activities	$(3,766,367)	$1,530,264	$-	$(43,240)	$(1,475,312)	$(3,754,655)
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-

	For the year ended December 31, 2022
	Parent	Subsidiaries	WFOE	VIE and its Subsidiaries	Elimination		Total

Net cash provided by (used in) operating activities	$139,309	$(1,198,586)	$13,660	$383,877	$		$(661,740)
Net cash used in investing activities	$(1,638,455)	$(509,185)	$-	$(2,837,473)		$1,638,455	$(3,346,658)
Net cash provided by financing activities	$1,850,744	$1,638,455	$-	$-		$(1,638,455)	$1,850,744

Summary of Risk Factors

Set forth below is a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Risks Related to the Business and Industry of the PRC Operating Entities

Risks and uncertainties related to the business and industry of the PRC operating entities include, but are not limited to, the following:

●	We depend on the healthcare industry for a significant portion of our revenues. Our revenues could seriously decrease if there were adverse developments in the healthcare industry. See “Item 3. Key Information—D. Risk Factors — We depend on the healthcare industry for a significant portion of our revenues.” on page 12 of the Annual Report.

●	We expect competition in the market for healthcare information, education, and training services to increase significantly in the future which could reduce the PRC operating entities’ revenues, potential profits and overall market share. See “Item 3. Key Information—D. Risk Factors — We expect competition to increase significantly in the future which could reduce the PRC operating entities’ revenues, potential profits and overall market share.” on page 14 of the Annual Report.

●	We generate a significant portion of our revenues from a relatively small number of major customers and loss of business from these customers could reduce our revenues and significantly harm the PRC operating entities’ business. See “Item 3. Key Information—D. Risk Factors — We generate a significant portion of our revenues from a relatively small number of major customers and loss of business from these customers could reduce our revenues and significantly harm the PRC operating entities’ business.” on page 14 of the Annual Report.

●	If the PRC operating entities are unable to collect their receivables from their customers, our results of operations and cash flows could be adversely affected. See “Item 3. Key Information—D. Risk Factors — If the PRC operating entities are unable to collect their receivables from their customers, our results of operations and cash flows could be adversely affected.” on page 15 of the Annual Report.

●	The PRC operating entities may not be able to prevent others from unauthorized use of the PRC operating entities’ intellectual property, which could cause a loss of customers, reduce the PRC operating entities’ revenues and harm their competitive position. See “Item 3. Key Information—D. Risk Factors — The PRC operating entities may not be able to prevent others from unauthorized use of the PRC operating entities’ intellectual property, which could cause a loss of customers, reduce the PRC operating entities’ revenues and harm their competitive position.” on page 19 of the Annual Report.

●	The Internet is subject to many legal uncertainties and potential government regulations that may decrease demand for the PRC operating entities’ services, increase the PRC operating entities’ cost of doing business or otherwise have a material adverse effect on our financial results or prospects. See “Item 3. Key Information—D. Risk Factors — The Internet is subject to many legal uncertainties and potential government regulations that may decrease demand for the PRC operating entities’ services, increase the PRC operating entities’ cost of doing business or otherwise have a material adverse effect on our financial results or prospects.” on page 24 of the Annual Report.

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

●	We depend upon the Contractual Arrangements in consolidating the financial results of the PRC operating entities, which may not be as effective as direct ownership. See “Item 3. Key Information—D. Risk Factors — We depend upon the Contractual Arrangements in consolidating the financial results of the PRC operating entities, which may not be as effective as direct ownership.” on page 29 of the Annual Report.

●	We conduct our business through Zhongchao Shanghai and its subsidiaries under the Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected, and our securities may decline in value or become worthless. See “Risk Factors – We conduct our business through Zhongchao Shanghai and its subsidiaries by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected, and our securities may decline in value or become worthless. In addition, changes in such PRC laws and regulations may materially and adversely affect our business” on page 20 of this prospectus.

●	The shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition. See “Item 3. Key Information—D. Risk Factors — The shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.” on page 30 of the Annual Report.

Risks Related to Doing Business in China

Zhongchao WFOE and the PRC operating entities are based in mainland China, and the PRC operating entities have the majority of their operations in China, and therefore, we face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	The majority of the PRC operating entities’ business operations are conducted in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China. The risk of legal system includes the enforcement of laws and that rules and regulations in China can change quickly with little advance notice. See “Risk Factors — China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick with little advance notice and could have a material adverse effect on the PRC operating entities’ business and the value of our securities.” on page 21 of this prospectus.

●	The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. See “Risk Factors—The Chinese government exerts substantial influence over the manner in which the PRC operating entities must conduct their business activities. We are currently not required to obtain approval from Chinese authorities to list or continue to list on U.S. exchanges nor for the execution of VIE agreements, however, if the VIE or the holding company were required to obtain approval and were denied permission from Chinese authorities to list or continue to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange or continue to offer securities to investors, which could materially affect the interest of the investors and cause the value of our securities to significantly decline or be worthless.” starting on page 21 of this prospectus.

●	If the PRC operating entities fail to comply with any regulatory requirements, including obtaining any required licenses, approvals, permits or filings in a timely manner or at all, the PRC operating entities’ continued business operations may be disrupted and the PRC operating entities may be subject to various penalties or be unable to continue their operations, all of which will materially and adversely affect our business, financial condition and results of operations. See “Item 3. Key Information—D. Risk Factors — We face risks associated with uncertainties surrounding the PRC laws and regulations governing the education industry in general, and the online for-profit private training in particular.” on page 33 of the Annual Report.

●	There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. See “Item 3. Key Information—D. Risk Factors — PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.” on page 35 of the Annual Report.

●	Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. See “Item 3. Key Information—D. Risk Factors — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary ability to distribute profits to us, or otherwise materially and adversely affect us.” on page 46 of the Annual Report.

●	The PRC government imposes control on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive a majority of our revenues in Renminbi, which currently is not a freely convertible currency. As a result, cash in mainland China may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations on our PRC subsidiaries’ or the PRC operating entities’ ability to transfer cash. There is no assurance the PRC government will not intervene in or impose restrictions on us and our subsidiaries to transfer cash. See “Item 3. Key Information—D. Risk Factors — Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our PRC subsidiaries to obtain financing.” on page 48 of the Annual Report.

●	To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets. See “Risk Factors – “To the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” on page 22 of this prospectus.

●	The Chinese government may intervene with or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers like us, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Furthermore, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors — The Chinese government may intervene or influence our operations at any time, which actions may impact our operations materially and adversely, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless.” on page 21 of this prospectus, and “—The Chinese government exerts substantial influence over the manner in which the PRC operating entities must conduct their business activities. We are currently not required to obtain approval from Chinese authorities to list or continue to list on U.S. exchanges nor for the execution of VIE agreements, however, if the VIE or the holding company were required to obtain approval and were denied permission from Chinese authorities to list or continue to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange or continue to offer securities to investors, which could materially affect the interest of the investors and cause the value of our securities to significantly decline or be worthless” on page 21 of this prospectus.

●	On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. See “Item 3. Key Information—D. Risk Factors — The recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on page 38 of the Annual Report.

●	The business of the PRC operating entities involves collecting and retaining certain internal and customer data. We also maintain information about various aspects of our operations as well as regarding our employees. On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration have not been fully implemented as of the date of this prospectus and will become effective on January 1, 2025. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. Network data processing activities refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data. As of the date of this prospectus, the MDMOOC online platform has approximately 194,700 registered users, and we and the PRC operating entities currently do not hold more than one million users/users’ individual information. However, we or the PRC operating entities may be deemed as a data processor under the Regulations on Network Data Security Administration. As of the date of this prospectus, we or the PRC operating entities have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review. See “Item 3. Key Information—D. Risk Factors — We may be liable for improper use or appropriation of personal information provided by our customers.” on page 41 of the Annual Report.

●	The majority of the operations of the PRC operating entities conducted outside of the U.S. In addition, our management consists of five executive officers who are all located in China and three independent directors, among which two (Mr. John C. General and Mr. Kevin Dean Vassily) are located in the United States and one (Ms. Dan Li) is located in China. As a result, it may not be possible for the U.S. regulators to conduct investigations or inspections, or to effect service of process within the U.S. or elsewhere outside the U.S. See “Item 3. Key Information—D. Risk Factors — U.S. regulators’ ability to conduct investigations or enforce rules in China is limited.” on page 44 of the Annual Report.

●	It may be difficult for our shareholders to effect service of process upon us or certain officers or directors inside mainland China. Recognition and enforcement in mainland China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Shareholder claims that are common in the U.S., including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China See “Risk Factors – You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in mainland China against us based on Hong Kong or other foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited” starting on page 24 of this prospectus.

Risks Relating to the Class A Ordinary Shares

●

The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors. See “Risk Factors – The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.” starting on page 26 of this prospectus.

Risks Relating to Our Corporate Governance

●	As a “controlled company” under the Nasdaq rules, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See “Item 3. Key Information—D. Risk Factors — As a “controlled company” under the rules of the NASDAQ Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.” on page 28 of the Annual Report.

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with our CEO, directors and their affiliates. See “Item 3. Key Information—D. Risk Factors — The dual class structure of our ordinary shares has the effect of concentrating voting control with our CEO, directors and their affiliates.” on page 27 of the Annual Report.

Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which we have an annual total gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds US$700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than US$1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company

Mr. Weiguang Yang currently controls a majority of the voting power of our outstanding Ordinary Shares. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board of directors consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

We intend to use these exemptions and may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Corporate Information

Our principal executive office is located at Room 2504, OOCL Tower, 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040. Our telephone number is +86 21-32205987. We maintain a website at http://izcmd.com that contains information about our Company, though no information contained on our website is part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our Annual Report, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition, investing in our securities is highly speculative and involves a significant degree of risk. Zhongchao Cayman is a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, Zhongchao Cayman consolidates the financial results of the PRC operating entities. Our securities offered in this offering are securities of Zhongchao Cayman, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in China. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. Set forth below are certain risks related to the VIE structure and recent regulatory initiatives implemented by the relevant PRC government entities in addition to the risk factors set forth under “Risk Factors” described in Annual Report, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC.

We conduct our business through Zhongchao Shanghai and its subsidiaries by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected, and our securities may decline in value or become worthless. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including the laws, rules and regulations governing the validity and enforcement of the Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai. In the opinion of our PRC legal counsel, Han Kun Law Offices, based on their understanding of the current PRC laws, rules and regulations, that (i) as of the date of this prospectus, the structure for operating the PRC operating entities’ business in China (including our corporate structure and Contractual Arrangements with Zhongchao Shanghai, Zhongchao Shanghai and their shareholders) do not result in any violation of PRC laws or regulations currently in effect; and (ii) the Contractual Arrangements among Zhongchao WFOE and Zhongchao Shanghai and their shareholders governed by PRC law are valid, binding and enforceable in accordance with the terms of each of the Contractual Arrangements, and do not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the Contractual Arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel.

If any of our PRC entities or the PRC operating entities or their ownership structure or the Contractual Arrangements are determined the PRC courts or administrative authorities to be in violation of any existing or future PRC laws, rules or regulations, or any of our PRC entities or the PRC operating entities fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses;

●	discontinuing or restricting the operations;

●	imposing conditions or requirements with which the PRC entities may not be able to comply;

●	requiring us and the PRC operating entities to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of the proceeds from this offering to finance our business and operations in China; or

●	imposing fines.

The imposition of any of these penalties would severely disrupt the PRC operating entities’ ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

Further, if the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiaries or the PRC operating entities that conduct substantially all of the operations.

China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick with little advance notice and could have a material adverse effect on the PRC operating entities’ business and the value of our securities.

The majority of the PRC operating entities’ business are conducted in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for the products of the PRC operating entities depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause the potential customers of the PRC operating entities to delay or cancel their plans to purchase the PRC operating entities’ products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations may be quick with little advance notice and could adversely affect the economy in China and could have a material adverse effect on our business and the value of our securities.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us, or more specifically, we cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect our operation and the value of our Class A Ordinary Shares may depreciate quickly.

The Chinese government exerts substantial influence over the manner in which the PRC operating entities must conduct their business activities. We are currently not required to obtain approval from Chinese authorities to list or continue to list on U.S. exchanges nor for the execution of VIE agreements, however, if the VIE or the holding company were required to obtain approval and were denied permission from Chinese authorities to list or continue to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange or continue to offer securities to investors, which could materially affect the interest of the investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government exerts substantial influence over the manner in which the PRC operating entities must conduct their business activities. China’s business operations are comprehensively regulated. The PRC operating entities could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The PRC operating entities may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that the PRC operating entities are not able to substantially comply with any existing or newly adopted laws and regulations, the business operations of the PRC operating entities may be materially adversely affected and the value of our Class A Ordinary Shares may significantly decrease or become worthless.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. As the Trial Measures are relatively new, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. In the opinion of our PRC legal counsel, Han Kun Law Offices, we are required to go through filing procedures with the CSRC within three business days after the completion of the offerings in connection with this registration statement and for our future offerings under the Trial Measures. Any failure of us or the PRC operating entities to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Additionally, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene with or influence the operations of the PRC operating entities at any time, which are beyond our control. Therefore, any such action may have a material adverse affect on the operations of the PRC operating entities and significantly limit or hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

The Chinese government may intervene or influence our operations at any time, which actions may impact our operations materially and adversely, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless.

The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to online transmission of audio-visual program, internet live streaming services, online publishing, private education, internet information security, privacy protection and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

The PRC operating entities’ business is subject to various government and regulatory interference. The PRC operating entities could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The PRC operating entities may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, which could result in further material changes in our operations and could adversely impact the value of our securities.

Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, including but not limited to the newly promulgated Trial Measures, although we are currently not required to obtain permission from any of the PRC federal or local government, if we are required by the Trial Measures for any future offering or any other financing activities to file with the CSRC we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

To  the extent cash or assets in our business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Zhongchao Cayman is an offshore holding company with no material operations of its own, which conducts substantially all of its operations through its operating subsidiaries established in the PRC. As of the date of this prospectus, substantially all of our cash and assets are located in the PRC. No transfers, dividends or other distributions were made from our subsidiaries to our holding company or investors outside of the PRC during the fiscal years ended December 31, 2024, 2023 and 2022. The transfer of funds among PRC companies are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not prohibit cash transfers among the PRC operating entities. As of the date of this prospectus, we have not been notified of any restrictions which could limit the PRC operating entities’ ability to transfer cash among each other. However, there are limitations on our ability to transfer cash between us and our U.S. investors where dividend distribution to our foreign investors shall be reviewed by a bank designated by SAFE that processes outward remittance of profits, including but not limited to the resolution of the board of directors of such PRC institution on distribution of profits, original tax recordation form, and audited financial statements, relating to the outward remittance, and stamp and endorse the relevant original tax recordation form with the actual remittance amount and remittance date of the profits. Upon review and approval by the designated bank, Zhongchao WFOE may remit dividends to Zhongchao HK, unless the PRC government temporarily introduces relevant policies that prevent Zhongchao WFOE from remitting dividends to Zhongchao HK in a timely manner.

Subject to the provisions of the Companies Act (Revised) of the Cayman Islands and any rights attaching to any class or classes of shares under and in accordance with the articles: (a) the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and (b) our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Among Zhongchao Cayman and its subsidiaries, cash can be transferred from Zhongchao Cayman to Zhongchao HK, and then transferred to Zhongchao WFOE via capital contribution or shareholder loans, as the case may be, as we are permitted under the PRC laws and regulations to provide funding to our PRC subsidiaries only through capital contributions or loans, and only if we satisfy the applicable government registration and approval requirements in China. Cash proceeds may flow to Zhongchao Shanghai from Zhongchao WFOE pursuant to the Contractual Arrangements between Zhongchao WFOE and Zhongchao Shanghai as permitted by the applicable PRC regulations. For more details, see “Prospectus Summary — Dividend Distributions or Transfers of Cash among the Holding Company, Its Subsidiaries, and the PRC Operating Entities” starting on page 10 of this prospectus. We believe, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Zhongchao HK. As of the date of this prospectus, we have not applied and have no plan to apply for the tax resident certificate from the relevant Hong Kong tax authority. Further, to the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

There can be no assurance that the PRC government will not intervene or impose restrictions in future on our ability to transfer or distribute cash within our PRC Subsidiaries or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

We are required to complete filing procedures with the CSRC in connection with the offerings in connection with this registration statement, it is uncertain whether such filing can be completed or how long it will take to complete such filing.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application; and (4) if the issuer issues securities in the same overseas market after the initial issuance and listing, it shall submit filings with the CSRC within three business days after the completion of the issuance. In the opinion of our PRC legal counsel, Han Kun Law Offices, we are required to go through filing procedures with the CSRC within three business days after the completion of the offerings in connection with this registration statement and for our future offerings and listing of our securities in an overseas market under the Trial Measures. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. If we fail to complete such filing requirement, Chinese regulatory authorities may impose fines and penalties upon the PRC operating entities’ operations in China, limit the PRC operating entities’ operating privileges in China, delay or restrict the repatriation of the proceeds from the offerings in connection with this registration statement into China, or take other actions that could have a material adverse effect upon the PRC operating entities’ business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

An active trading market for our Class A Ordinary Shares may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A Ordinary Shares will develop or continue. If an active public market for our Class A Ordinary Shares does not continue following the completion of the offerings in connection with this registration statement, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected. The public offering price for our securities would be determined based upon several factors, and we can provide no assurance that the trading price of our Class A Ordinary Shares after the offerings in connection with this registration statement will not decline below the public offering price. As a result, investors in the offerings in connection with this registration statement may experience a significant decrease in the value of their securities.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in mainland China against us based on Hong Kong or other foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. The majority of the operations of the PRC operating entities conducted outside of the U.S., and the majority of our assets are located in mainland China. In addition, our management consists of five executive officers who are all located in China and three independent directors, among which two (Mr. John C. General and Mr. Kevin Dean Vassily) are located in the United States and one (Ms. Dan Li) is located in China. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside mainland China. In addition, our PRC legal counsel has advised us that China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. Therefore, recognition and enforcement in mainland China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

On July 14, 2006, Hong Kong and the PRC entered into the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the PRC and of the Hong Kong Special Administrative Region Pursuant to Choice of Court Agreements Between Parties Concerned, or the 2006 Arrangement, pursuant to which a party with a final court judgment rendered by a Hong Kong court requiring payment of money in a civil and commercial case pursuant to a choice of court agreement in writing may apply for recognition and enforcement of the judgment in mainland China. Similarly, a party with a final judgment rendered by a mainland China court requiring payment of money in a civil and commercial case pursuant to a choice of court agreement in writing may apply for recognition and enforcement of the judgment in Hong Kong. A choice of court agreement in writing is defined as any agreement in writing entered into between parties after the effective date of the 2006 Arrangement in which a Hong Kong court or a mainland China court is expressly designated as the court having sole jurisdiction for the dispute. Therefore, it is not possible to enforce a judgment rendered by a Hong Kong court in mainland China if the parties in dispute have not agreed to enter into a choice of court agreement in writing. The 2006 Arrangement became effective on August 1, 2008.

Subsequently on January 18, 2019, Hong Kong and mainland China entered into the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters between the Courts of the Mainland and of the Hong Kong Special Administrative Region, or the Arrangement, pursuant to which, among other things, the scope of application was widened to cover both monetary and non-monetary judgments in most civil and commercial matters, including effective judgments on civil compensation in criminal cases. In addition, the requirement of a choice of court agreement in writing has been removed. It is no longer necessary for parties to agree to enter into a choice of court agreement in writing, as long as it can be shown that there is a connection between the dispute and the requesting place, such as place of the defendant’s residence, place of the defendant’s business or place of performance of the contract or tort. The 2019 Arrangement shall apply to judgments in civil and commercial matters made on or after its effective date by the courts of both sides. The 2006 Arrangement shall be terminated on the same day when the 2019 Arrangement comes into effect. If a “written choice of court agreement” has been signed by parties according to the 2006 Arrangement prior to the effective date of the 2019 Arrangement, the 2006 Arrangement shall still apply. Although the 2019 Arrangement has been signed, its effective date has yet to be announced. Therefore, there are still uncertainties about the outcomes and effectiveness of enforcement or recognition of judgments under the 2019 Arrangement.

Furthermore, shareholder claims that are common in the U.S., including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the U.S. have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. See also “Risk Factors — You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law” for risks associated with investing in us as a Cayman Islands company.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, as amended, the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands. The rights of shareholders to take actions against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Appeals from the Cayman Islands Courts to the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on courts in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the Cayman Islands has a less developed body of securities laws than the U.S. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the U.S.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than copies of our amended and restated memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance requirements; these practices may afford less protection to shareholders than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulties in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the U.S.

The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of the Class A Ordinary Shares is likely to be volatile. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. The market price for the Class A Ordinary Shares may be influenced by those factors discussed elsewhere in this “Risk Factors” section and many others, including:

●	regulatory developments in the U.S., the PRC and foreign countries;

●	innovations or new products or solutions developed by us, or our competitors;

●	announcements by us or our competitors of significant acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;

●	achievement of expected revenues and profitability;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	trading volume of the Class A Ordinary Shares, and sales of the securities by insiders and shareholders;

●	an inability to obtain additional funding;

●	change in strategy or industry trend;

●	announcements of new investments, acquisitions/dispositions, strategic partnership or joint venture by us or our competitors;

●	general economic, industry and market conditions other events or factors, many of which are beyond our control;

●	additions or departures of key personnel;

●	the potential impact of global pandemics and actions taken to slow their spread; and

●	intellectual property, product liability or other litigation against us.

For example, if our board of directors decides to conduct a material acquisition or disposition, this could result in the distraction of our management and disruption of ongoing business, any of which could adversely affect our business and financial results, and the trading price of the Class A Ordinary Shares. In addition, in the past, shareholders of public companies have initiated class action lawsuits against those companies following periods of volatility in the market prices of these companies’ shares. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our Amended and Restated Memorandum and Articles of Association (“M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized share capital is US$500,000 divided into 450,000,000 Class A Ordinary Shares of par value US$0.001 each and 50,000,000 Class B Ordinary Shares of par value US$0.001 each. As of June 6, 2025, there were 24,704,124 Class A Ordinary Shares and 549,772 Class B Ordinary Shares outstanding (not including 135,007 Class A Ordinary Shares to be issued upon exercise of the HF Warrant issued to HF Capital. For more details regarding the HF Warrant, please see “Our Corporate History and Structure”)

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $300,000,000 in the aggregate of:

●	Ordinary Shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Ordinary Shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into Ordinary Shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

The following are summaries of material provisions of our M&A, corporate governance policies and the Companies Act (Revised) of the Cayman Islands (“Companies Act”) insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares.

Objects of Our Company

Under our M&A, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Share Capital

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting rights and conversion rights.

The holders of Class A Ordinary Shares are entitled to 1 vote for each such share held and shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of the M&A, to vote thereat. The Class A Ordinary Shares are not redeemable at the option of the holder and are not convertible into shares of any other class.

The holders of Class B Ordinary Shares shall have the right to 100 votes for each such share held, and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of the M&A, to vote thereat. The Class B Ordinary Shares are not redeemable at the option of the holder but are convertible into Class A Ordinary Shares at any time after issue at the option of the holder at the Conversion Rate (as defined below).

Dividends

The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Act and to our M&A.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each Class B Ordinary Share is entitled to 100 votes, and each Class A Ordinary Share is entitled to 1 vote, voting together as one class. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll which shall be taken at such time and in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; one or more members holding Ordinary Shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all Ordinary Shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorised representative, shall be a quorum for all purposes provided always that if the Company has one (1) member of record, the quorum shall be that one (1) member present in person or by proxy. To avoid confusion for the purpose, when counting the quorum, each issued and outstanding Class A Ordinary Share has one (1) vote and each issued and outstanding Class B Ordinary Share has one hundred (100) votes. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast, while a special resolution requires the affirmative vote of at least two-thirds of votes cast at a general meeting. A special resolution will be required for important matters.

Conversion

Class A Ordinary Shares are not convertible. Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares on the basis that one Class B Ordinary Share shall be converted into one Class A Ordinary Share (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”), subject to adjustment.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his, its or her Class A Ordinary Shares or Class B Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors or in a form prescribed by the stock exchange on which our shares are then listed.

Our Board of Directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares. Our directors may also decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares if (a) the instrument of transfer is not accompanied by the certificate covering the shares to which it relates or any other evidence as our Board of Directors may reasonably require to prove the title of the transferor to, or his/her right to transfer the shares; or (b) the instrument of transfer is in respect of more than one class of shares.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Winding-Up/Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), a liquidator may be appointed to determine how to distribute the assets among the holders of the Class A Ordinary Shares and Class B Ordinary Shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately; a similar basis will be employed if the assets are more than sufficient to repay the whole of the capital at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Board of Directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, be varied with the resolution of at least two thirds of the issued shares of that class or a resolution passed at a general meeting of the holders of the shares of that class present in person or by proxy or with the consent in writing of the holders of at least two-thirds of the issued shares of that class.

Inspection of Books and Records

Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Companies Act or authorized by the Directors or by the Company in a general meeting. However, the Directors shall from time to time cause to be prepared and to be laid before the Company in a general meeting, profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Companies Act. (See “Where You Can Find More Information”)

Issuance of Additional Shares

Our M&A authorize our Board of Directors to issue additional Class A Ordinary Shares or Class B Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Our Board of Directors may, issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available. Issuance of additional shares may dilute the voting power of holders of Class A Ordinary Shares and Class B Ordinary Shares. However, our Memorandum of Association provides for authorized share capital comprising Class A Ordinary Shares and Class B Ordinary Shares and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in the M&A relating to variations to rights of shares.

Anti-Takeover Provisions

Some provisions of our M&A may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders (subject to variation of rights of shares provisions in our M&A); and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our M&A allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our M&A for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. However, our M&A provide that we shall hold a general meeting in each year as our annual general meeting other than the year in which the M&A were adopted at such time and place as determined by the directors. The directors may, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our Board of Directors. Our Board of Directors shall give not less than seven days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our M&A allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our M&A do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside of the Cayman Islands;

●	is exempted from certain requirements of the Companies Act, including the filing an annual return of its shareholders with the Registrar of Companies or the Immigration Board;

●	does not have to make its register of members open for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value (subject to the provisions of the Companies Act);

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A require us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Preferred Shares

As all the current authorized share capital is designated as Ordinary Shares, shareholders’ special resolution will be needed to amend the Company’s M&A to alter its authorized share capital if the Company decides to issue preferred shares. After such resolution and amendment, the Board is empowered to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide and they may allot or otherwise dispose of them to such persons (including any director of the Board) on such terms and conditions and at such time as the Board may determine.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the shareholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our Ordinary Shares or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, there is an outstanding warrant to purchase 135,007 Class A Ordinary Shares.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Transhare Corporation, located in Clearwater, Florida. Their mailing address is Bayside Center 1, 17755 North US Highway 19, Suite # 140, Clearwater FL 33764. Their phone number is (303) 662-1112.

NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “ZCMD.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Robinson & Cole LLP to the extent governed by the laws of the State of New York, and by Ogier (Cayman) LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements in this prospectus as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022 , incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been audited by Prager Metis CPAs, LLC, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Prager Metis CPAs, LLC is located at 401 Hackensack Avenue, 4th Floor, Hackensack, New Jersey 07601.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 25, 2025;

(2)	the description of our Class A Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39229) filed with the Commission on February 13, 2020, including any amendment and report subsequently filed for the purpose of updating that description; and

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Room 2504, OOCL Tower, 841 Yan’an Middle Road, Jing’An District, Shanghai, China 200040, Attention: Weiguang Yang, +86 21-32205987

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://izcmd.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our management consists of five executive officers who are all located in China and three independent directors, among which two (Mr. John C. General and Mr. Kevin Dean Vassily) are located in the United States and one (Ms. Dan Li) is located in China, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In the opinion of our Cayman Islands legal counsel, Ogier (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier (Cayman) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

In the opinion of Han Kun Law Offices, our PRC legal counsel the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.